Exhibit 4.1 TRITON CONTAINER FINANCE VIII LLC as Issuer and WILMINGTON TRUST, NATIONAL ASSOCIATION, Indenture Trustee INDENTURE Dated as of September 21, 2020 737897515 20654080

TABLE OF CONTENTS

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ARTICLE I DEFINITIONS 2

Section 101	Defined Terms	2
Section 102	Other Definitional Provisions	3
Section 103	Computation of Time Periods	3
Section 104	Duties of Transition Agent	3
Section 105	General Interpretive Principles	3
Section 106	Statutory References	4

ARTICLE II THE NOTES 4

Section 201	Authorization of Notes	4
Section 202	Form of Notes; Global Notes	5
Section 203	Execution; Recourse Obligation	7
Section 204	Certificate of Authentication	7
Section 205	Registration; Registration of Transfer and Exchange of Notes	8
Section 206	Mutilated Destroyed, Lost and Stolen Notes	11
Section 207	Delivery, Retention and Cancellation of Notes	11
Section 208	ERISA Deemed Representations	12

ARTICLE III PAYMENT OF NOTES; STATEMENTS TO NOTEHOLDERS 12

Section 301	Principal and Interest	12
Section 302	Investment of Monies Held in each Revenue Reserve Account, each Restricted Cash Account, and each Other Series Account; Control over Eligible Investments	12
Section 303	Reports to Noteholders	14
Section 304	Records	14
Section 305	[Reserved]	14
Section 306	CUSIP Numbers	14
Section 307	No Claim	14
Section 308	Compliance with Withholding Requirements	15
Section 309	Tax Treatment of Notes	15

ARTICLE IV COLLATERAL 15

Section 401	Collateral	15
Section 402	Pro Rata Interest	16
Section 403	Indenture Trustee's Appointment as Attorney-in-Fact	17
Section 404	Administration of Collateral	18
Section 405	Quiet Enjoyment	20

ARTICLE V RIGHTS OF NOTEHOLDERS; ALLOCATION AND APPLICATION OF COLLECTIONS; REQUISITE GLOBAL MAJORITY 20

Section 501	Rights of Noteholders	20
Section 502	Determination of Requisite Global Majority	20

ARTICLE VI COVENANTS 21

Section 601	Payment of Principal and Interest; Payment of Taxes	21

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TABLE OF CONTENTS
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Section 602	UCC Location	21
Section 603	Corporate Existence	21
Section 604	Protection of Collateral	21
Section 605	Corporate Separateness of the Issuer	22
Section 606	No Bankruptcy Petition	22
Section 607	Other Debt	22
Section 608	Consolidation, Merger and Sale of Assets	23
Section 609	Amendment of Transaction Documents	23
Section 610	Investment Company Act	23
Section 611	Notices	23
Section 612	Subsidiaries	23
Section 613	Use of Proceeds	23
Section 614	UNIDROIT Convention	23
Section 615	Other Information	23
Section 616	Amendment of Intercreditor Collateral Agreement	24
Section 617	Sanctions	24
Section 618	Tax Election of the Issuer	24
Section 619	Noteholder Tax Identification Information	24
Section 620	Investments	25
ARTICLE VII DISCHARGE OF INDENTURE; PREPAYMENTS		25
Section 701	Full Discharge	25
Section 702	Prepayment of Notes	25
Section 703	Unclaimed Funds	25
ARTICLE VIII DEFAULT PROVISIONS AND REMEDIES		26
Section 801	Event of Default	26
Section 802	Acceleration of Stated Maturity; Rescission and Annulment	26
Section 803	Collection of Indebtedness	27
Section 804	Remedies	27
Section 805	Indenture Trustee May Enforce Claims Without Possession of Notes	28
Section 806	Allocation of Money Collected	28
Section 807	Limitation on Suits	28
Section 808	Unconditional Right of Noteholders to Receive Principal, Interest and Commitment Fees	29
Section 809	Restoration of Rights and Remedies	29
Section 810	Rights and Remedies Cumulative	29
Section 811	Delay or Omission Not Waiver	29
Section 812	Control by Control Party	30
Section 813	Waiver of Past Defaults	30
Section 814	Undertaking for Costs	30
Section 815	Waiver of Stay or Extension Laws	31
Section 816	Sale of Collateral	31

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TABLE OF CONTENTS
(continued)

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Section 817	Action on Notes	32
ARTICLE IX CONCERNING THE INDENTURE TRUSTEE		32
Section 901	Duties of the Indenture Trustee	32
Section 902	Certain Matters Affecting the Indenture Trustee	33
Section 903	Indenture Trustee Not Liable	36
Section 904	Indenture Trustee May Own Notes	37
Section 905	Indenture Trustee's Fees and Expenses	37
Section 906	Eligibility Requirements for the Indenture Trustee	37
Section 907	Resignation and Removal of the Indenture Trustee	38
Section 908	Successor Indenture Trustee	38
Section 909	Merger or Consolidation of the Indenture Trustee	39
Section 910	Separate Indenture Trustees, Co-Indenture Trustees and Custodians	39
Section 911	Representations and Warranties	40
Section 912	Indenture Trustee Offices	41
Section 913	Notice of Various Events	42
Section 914	Notices	42
ARTICLE X SUPPLEMENTAL INDENTURES		42
Section 1001	Supplemental Indentures Not Creating a New Series Without Consent of Noteholders	42
Section 1002	Supplemental Indentures Not Creating a New Series with Consent of Noteholders	43
Section 1003	Execution of Supplemental Indentures	44
Section 1004	Effect of Supplemental Indentures	44
Section 1005	Reference in Notes to Supplemental Indentures	44
Section 1006	Issuance of Series of Notes	44
ARTICLE XI NOTEHOLDERS LISTS		46
Section 1101	Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders	46
Section 1102	Preservation of Information; Communications to Noteholders	46
ARTICLE XII MISCELLANEOUS PROVISIONS		46
Section 1201	Compliance Certificates and Opinions	46
Section 1202	Form of Documents Delivered to Indenture Trustee	47
Section 1203	Acts of Noteholders	47
Section 1204	Limitation of Right	48
Section 1205	Severability	48
Section 1206	Notices	48
Section 1207	Consent to Jurisdiction	49
Section 1208	Captions	49
Section 1209	Governing Law	49
Section 1210	No Petition	49

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TABLE OF CONTENTS (continued) Page Section 1211 Patriot Act .......................................................................................... 50  Section 1212 WAIVER OF JURY TRIAL .............................................................. 50  Section 1213 Waiver of Immunity ........................................................................... 50  Section 1214 Judgment Currency ............................................................................ 50  Section 1215 Consents and Approvals .................................................................... 51  Section 1216 Counterparts ....................................................................................... 51  Section 1217 Signatures ........................................................................................... 51  Section 1218 Multiple Roles .................................................................................... 51  737897515 20654080 -iv-

EXHIBIT A – Investment Letter (Rule 144A) EXHIBIT B – Form of Control Agreement EXHIBIT C – Form of Asset Base Certificate APPENDIX A – Master Index of Defined Terms 737897515 20654080 -v-

This Indenture, dated as of September 21, 2020 (as amended, modified or supplemented from time to time as permitted hereby, this “Indenture”), between TRITON CONTAINER FINANCE VIII LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as the Indenture Trustee (the “Indenture Trustee”). Each party agrees as follows for the benefit of the other party and the Noteholders. GRANTING CLAUSE To secure the payment of all Outstanding Obligations and the performance of all of the Issuer’s covenants and agreements in this Indenture and all other Transaction Documents, the Issuer hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to the Indenture Trustee, for the benefit of Noteholders, a security interest in and to all of the Issuer’s right, title and interest in, to and under the following, whether now existing or hereafter created or acquired (other than the Excluded Property): (i) the Contribution and Sale Agreement, the Management Agreement and the Intercreditor Collateral Agreement but only to the extent that the rights under each such agreement do not relate to a Managed Container included in a Series- Specific Container Pool, (ii) all other assets and properties of the Issuer, whether now existing or hereafter acquired, (iii) all income, payments and proceeds of the foregoing and all other assets granted, assigned, conveyed, mortgaged, pledged, hypothecated and transferred to the Indenture Trustee pursuant to this clause, and (iv) all of the following, whether now existing or hereafter acquired: (a) All Accounts; (b) All Chattel Paper; (c) All Lease Agreements; (d) All Contracts; (e) All Documents; (f) All General Intangibles; (g) All Instruments; (h) All Inventory; (i) All Supporting Obligations; (j) All Equipment; (k) All Letter-of-Credit Rights; (l) All Commercial Tort Claims; (m) All Investment Property; 737897515 20654080

(n) All Deposit Accounts; (o) All property of the Issuer held by the Indenture Trustee including, without limitation, all property of every description now or hereafter in the possession or custody of or in transit to the Indenture Trustee for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of the Issuer, or as to which the Issuer may have any right or power; and (p) To the extent not otherwise included, all income and Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing. All of the property described in this Granting Clause is herein (but in all instances excluding the Excluded Property) collectively called the “Common Collateral” and as such is security for all Outstanding Obligations, and the Common Collateral, together with any Series-Specific Collateral, is herein collectively called the “Collateral”; provided that notwithstanding anything to the contrary in this Indenture, Collateral shall not include monies paid to the Issuer under this Indenture or under any Supplement; provided further, that notwithstanding the foregoing Grant or any Grant in any Supplement, (i) no account, instrument, chattel paper or other obligation or property of any kind due from, owed by, or belonging to, a Sanctioned Person, and (ii) no Lease in which the lessee is a Sanctioned Person, shall, in either instance, constitute Collateral. Each of the Issuer, the Indenture Trustee, and, in acquiring a Note or interest therein, each Noteholder is deemed to have agreed, that the terms of the foregoing Grant are subject in all respects to (i) the terms and conditions set forth in the Intercreditor Collateral Agreement and (ii) the provisions of Section 402 and Article V hereof. The Indenture Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein required as hereinafter provided. Notwithstanding the foregoing, the Indenture Trustee does not assume, and shall have no liability to perform, any of the Issuer’s obligations under any agreement included in the Collateral and shall have no liability arising from the failure of the Issuer or any other Person to duly perform any such obligations. The Issuer consents to Uniform Commercial Code financing statements being filed against the Issuer describing the Collateral as “all assets” or “all personal property” (or any other words of similar effect) of the Issuer. ARTICLE I DEFINITIONS Section 101 Defined Terms. Capitalized terms used in this Indenture shall have the meanings set forth in Appendix A hereto and the definitions of such terms shall be equally applicable to both the singular and plural forms of such terms. 2 737897515 20654080

Section 102 Other Definitional Provisions. (a) With respect to any Series, all terms used herein and not otherwise defined herein shall have meanings ascribed to such terms in the related Supplement. (b) As used in this Indenture and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in this Indenture or in any such certificate or other document, and accounting terms partly defined in this Indenture or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP consistently applied. To the extent that the definitions of accounting terms in this Indenture or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP or regulatory accounting principles, the definitions contained in this Indenture or in any such certificate or other document shall control. (c) With respect to any Collection Period, the “related Record Date,” the “related Determination Date,” and the “related Payment Date” shall mean the Record Date occurring on the last Business Day of such Collection Period and the Determination Date and Payment Date occurring in the month immediately following the end of such Collection Period. (d) With respect to any Series of Notes, the “related Supplement” shall mean the Supplement pursuant to which such Series of Notes is issued. (e) With respect to any ratio analysis required to be performed as of the most recently completed fiscal quarter of a Person, the most recently completed fiscal quarter shall mean the most recently completed fiscal quarter for which financial statements were required hereunder to have been delivered. (f) With respect to the calculations of the ratios set forth in this Indenture, the components of such calculations are to be determined in accordance with GAAP, consistently applied, with respect to the Issuer or the Manager, as the case may be. Section 103 Computation of Time Periods. Unless otherwise stated in this Indenture or any Supplement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.” Section 104 Duties of Transition Agent. All of the duties and responsibilities of the Transition Agent set forth in this Indenture, any Supplement or any other Transaction Document are subject in all respects to the terms and conditions of the Transition Agent Agreement. Each of the Issuer, the Indenture Trustee and, by acceptance of its Notes, each Noteholder hereby acknowledges the terms of the Transition Agent Agreement and agrees to cooperate with the Transition Agent in its execution of its duties and responsibilities. The Transition Agent shall not have any of the duties or liabilities of a Manager or Back-up Manager. Section 105 General Interpretive Principles. For purposes of this Indenture (including Appendix A hereto) except as otherwise expressly provided or unless the context otherwise requires: 3 737897515 20654080

(a) the defined terms in this Indenture shall include the plural as well as the singular, and the use of any gender herein shall be deemed to include any other gender; (b) references herein to “Articles”, “Sections”, “Subsections”, “paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Indenture; (c) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions; (d) the words “herein”, “hereof’, “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular provision; (e) the term “include” or “including” shall mean without limitation by reason of enumeration; and (f) When referring to Section 302 or Section 806 of this Indenture, the term “or” shall be additive and not exclusive. Section 106 Statutory References. References in this Indenture to any section of the Uniform Commercial Code or the UCC shall mean, on or after the effective date of adoption of any revision to the Uniform Commercial Code or the UCC in the applicable jurisdiction, such revised or successor section thereto. ARTICLE II THE NOTES Section 201 Authorization of Notes. (a) The number of Series or Classes of Notes which may be created by this Indenture is not limited; provided, however, that, the issuance of any Series of Notes shall not result in, or with the giving of notice or the passage of time or both would not result in, the occurrence of an Early Amortization Event or an Event of Default. The aggregate principal amount of Notes of each Series which may be issued, authenticated and delivered under this Indenture is not limited except as shall be set forth in any Supplement and as restricted by the provisions of this Indenture. (b) The Notes issuable under this Indenture shall be issued in such Series, and such Class or Classes within a Series, as may from time to time be created by Supplement pursuant to this Indenture. Each Series shall be created by a different Supplement and shall be designated to differentiate the Notes of such Series from the Notes of any other Series. Unless otherwise specified in the related Supplement, the Issuer intends that the Notes of the Series shall constitute a “security” within the meaning of Article 8 of the UCC. (c) Upon satisfaction of and compliance with the requirements and conditions to Closing set forth in the related Supplement, Notes of the Series to be executed and delivered on a particular Series Issuance Date pursuant to such related Supplement, may be executed by the Issuer and delivered to the Indenture Trustee for authentication following the execution and 4 737897515 20654080 delivery of the related Supplement creating such Series or from time to time thereafter, and the Indenture Trustee shall authenticate and deliver Notes upon a request set forth in an Officer’s Certificate of the Issuer signed by one of its Authorized Signatories, without further action on the part of the Issuer. Section 202 Form of Notes; Global Notes. (a) Notes of any Series or Class (may be issued, authenticated and delivered, at the option of the Issuer, as Regulation S Global Notes, Rule 144A Global Notes, or as Definitive Notes or as may otherwise be set forth in a Supplement and shall be substantially in the form of the exhibits attached to the related Supplement. Notes of each Series shall be dated the date of their authentication and shall bear interest at such rate, be payable as to principal, premium, if any, and interest on such date or dates, and shall contain such other terms and provisions as shall be established in the related Supplement. Except as otherwise provided in any Supplement, the Notes shall be issued in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof; provided that one Note of each Class may be issued in a nonstandard denomination. (b) If the Issuer shall choose to issue Regulation S Global Notes or Rule 144A Global Notes, such notes shall be issued in the form of one or more Regulation S Global Notes or one or more Rule 144A Global Notes which (i) shall represent, and shall be denominated in an aggregate amount equal to, the aggregate principal amount of all Notes to be issued under the related Supplement, (ii) shall be delivered as one or more Notes held by the Book-Entry Custodian, or, if appointed to hold such Notes as provided below, the Notes shall be registered in the name of the Depositary or its nominee, (iii) shall be substantially in the form of the exhibits attached to the related Supplement, with such changes therein as may be necessary to reflect that each such Note is a Global Note, and (iv) shall each bear a legend substantially to the effect included in the form of the exhibits attached to the related Supplement. (c) Notwithstanding any other provisions of this Section 202 or of Section 205, unless and until a Global Note is exchanged in whole for Definitive Notes, a Global Note may be transferred, in whole, but not in part, and in the manner provided in this Section 202, only by (i) the Depositary to a nominee of such Depositary, or (ii) by a nominee of such Depositary to such Depositary or another nominee of such Depositary or (iii) by such Depositary or any such nominee to a successor Depositary selected or approved by the Issuer or to a nominee of such successor Depositary or in the manner specified in Section 202(d). The Depositary or the Issuer shall order the Note Registrar to authenticate and deliver any Global Notes and any Global Note for each Class of Notes having an aggregate initial outstanding principal balance equal to the initial outstanding balance of such Class. Noteholders shall hold their respective Ownership Interests in and to such Notes through the book-entry facilities of the Depositary. Without limiting the foregoing, any Noteholders shall hold their respective Ownership Interests, if any, in Global Notes only through Depositary Participants. (d) If (i) the Issuer elects to issue Definitive Notes, (ii) the Depositary for the Notes represented by one or more Global Notes at any time notifies the Issuer that it is unwilling or unable to continue as Depositary of the Notes or if at any time the Depositary shall no longer be a clearing agency registered under the Exchange Act, and a successor Depositary is not appointed or approved by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such condition, as the case may be, (iii) the Indenture Trustee, at the written direction of 5 737897515 20654080 the Control Party for a Series, elects to terminate the book-entry system through the Depositary for such Series or (iv) after an Event of Default, the Control Party for a Series notifies the Depositary or Book-Entry Custodian for such Series, as the case may be, in writing that the continuation of a book-entry system through the Depositary or the Book-Entry Custodian, as the case may be, is no longer in the best interest of the Noteholders of such Series, the Issuer will promptly execute, and the Indenture Trustee, upon receipt of an Officer’s Certificate evidencing such determination by the Issuer, will promptly authenticate and make available for delivery, Definitive Notes, in authorized denominations and in an aggregate principal amount equal to the principal amount of one or more Global Notes so exchanged in exchange for such one or more Global Notes or as an original issuance of Notes and this Section 202(d) shall no longer be applicable to the Notes of such Series. Upon the exchange of the Global Notes for such Definitive Notes without coupons, in authorized denominations, such Global Notes shall be canceled by the Indenture Trustee. All Definitive Notes shall be issued without coupons. Such Definitive Notes issued in exchange of the Global Notes pursuant to this Section 202(d) shall be registered in such names and in such authorized denominations as the Depositary in the case of an exchange or the Note Registrar in the case of an original issuance, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Indenture Trustee. The Indenture Trustee may conclusively and exclusively rely on any such instructions furnished by the Depositary or the Note Registrar, as the case may be, and shall not be liable for any delay in delivery of such instructions. The Indenture Trustee shall make such Notes available for delivery to the Persons in whose names such Notes are so registered. (e) As long as the Notes Outstanding are represented by one or more Global Notes: (1) the Note Registrar and the Indenture Trustee may deal with the Depositary for all purposes (including the payment of principal of and interest on the Notes) as the authorized representative of the Note Owners; (2) the rights of Note Owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Note Owners and the Depositary or the Depositary Participants. Unless and until Definitive Notes are issued, the Depositary will make book-entry transfers among the Depositary Participants and receive and transmit payments of principal of, and interest on, the Notes to such Depositary Participants; and (3) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the voting rights of a particular Series, the Depositary shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Depositary Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes (or Class of Notes) and has delivered such instruction to the Indenture Trustee. 6 737897515 20654080

(f) Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes have been issued to the Noteholders, the Indenture Trustee shall give all such notices and communications to the Depositary. (g) The Indenture Trustee is hereby appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance with the agreement that it has with the Depositary authorizing it to act as such. If the Indenture Trustee resigns or is removed in accordance with the terms hereof, the successor Indenture Trustee or, if it so elects, the Depositary shall immediately succeed to its predecessor’s duties as Book-Entry Custodian. The Issuer shall have the rights to inspect, and to obtain copies of, any Notes held as Global Notes by the Book-Entry Custodian. (h) The provisions of Section 205(g) shall apply to all transfers of Definitive Notes, if any, issued in respect of Ownership Interests in the Rule 144A Global Notes. Section 203 Execution; Recourse Obligation. The Notes shall be executed on behalf of the Issuer by an Authorized Signatory of the Issuer. The Notes shall be dated the date of their authentication by the Indenture Trustee. In case any Authorized Signatory of the Issuer whose signature shall appear on the Notes shall cease to be an Authorized Signatory of the Issuer before the authentication by the Indenture Trustee and delivery of such Notes, such signature or facsimile signature shall nevertheless be valid and sufficient for all purposes. All Notes and the interest and other amounts payable thereon shall be full recourse obligations of the Issuer and shall be secured by all of the Issuer’s right, title and interest in the applicable Collateral. The Notes shall never constitute obligations of the Indenture Trustee, the Manager, the Seller or of any shareholder or any Affiliate of the Seller (other than the Issuer) or any member of the Issuer, or any officers, directors, employees or agents of any thereof, and no recourse may be had under or upon any obligation, covenant or agreement of this Indenture, any Supplement or of any Notes, or for any claim based thereon or otherwise in respect thereof, against any incorporator or against any past, present, or future owner, partner of an owner or any officer, employee or director thereof or of any successor entity, or any other Person, either directly or through the Issuer, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed that this Indenture and the obligations issued hereunder are solely obligations of the Issuer, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any other Person under or by reason of this Indenture, any Supplement or any Notes or implied therefrom, or for any claim based thereon or in respect thereof, all such liability and any and all such claims being hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Notes. Except as provided in any Supplement, no Person other than the Issuer shall be liable for any obligation of the Issuer under this Indenture or any Note or any losses incurred by any Noteholder. Section 204 Certificate of Authentication. No Notes shall be secured hereby or entitled to the benefit hereof or shall be or become valid or obligatory for any purpose unless there shall be endorsed thereon a certificate of authentication by the Indenture Trustee, substantially in the form set forth in the form of Note attached to the related Supplement. Such certificate on any Note 7 737897515 20654080 shall be conclusive evidence and the only competent evidence that the Note has been duly authenticated and delivered hereunder. At the written direction of the Issuer, the Indenture Trustee shall authenticate and deliver the Notes. It shall not be necessary that the same signatory of the Indenture Trustee execute the certificate of authentication on each of the Notes. Section 205 Registration; Registration of Transfer and Exchange of Notes. (a) The Indenture Trustee shall keep at its Corporate Trust Office books for the registration and transfer of the Notes (the “Note Register”). The Issuer hereby appoints the Indenture Trustee as its registrar (the “Note Registrar”) and transfer agent to keep such books and make such registrations and transfers as are hereinafter set forth in this Section 205 and also authorizes and directs the Indenture Trustee to provide a copy of such registration record to the Manager upon its request. The names and addresses of, and the principal amounts (and stated interest) owing to, the Noteholders and all transfers of, and the names and addresses of the transferee of, all Notes will be registered in such Note Register. The Person in whose name any Note is so registered shall be deemed and treated as the owner and Noteholder thereof for all purposes of this Indenture, and none of the Indenture Trustee, the Note Registrar or the Issuer shall be affected by any notice or knowledge to the contrary. (b) Payments of principal, premium, if any, and interest on any Note shall be payable on each Payment Date only to the Person that was the Noteholder thereof on the Record Date immediately preceding such Payment Date. The principal of, premium, if any, and interest on each Note shall be payable at the Corporate Trust Office of the Indenture Trustee in immediately available funds in such coin or currency of the United States of America as at the time for payment shall be legal tender for the payment of public and private debts. (c) Notwithstanding the foregoing or any provision in any Note to the contrary, if so requested by the Noteholder by written notice (given at least ten (10) days prior to the applicable Payment Date) to the Indenture Trustee, all amounts payable to such Noteholder may be paid either (i) by crediting the amount to be distributed to such Noteholder to an account maintained by such Noteholder with the Indenture Trustee or by transferring such amount by wire to such other bank in the United States, including a Federal Reserve Bank, as shall have been specified in such notice, for credit to the account of such Noteholder maintained at such bank, or (ii) by mailing a check to such address as such Noteholder shall have specified in such notice, in either case without any presentment or surrender of such Note to the Indenture Trustee at the Corporate Trust Office of the Indenture Trustee (except in the case of final payment). (d) All payments on the Notes shall be paid to the Noteholders by wire transfer of immediately available funds for receipt prior to 2:00 p.m. (New York City time) on the related Payment Date. Any such payments received by the Noteholders after 2:00 p.m. (New York City time) on any day shall be considered to have been received on the next succeeding Business Day; provided, however, that if the Issuer has deposited the required funds with the Indenture Trustee by close of business one (1) Business Day prior to the Payment Date, then the Issuer shall be deemed to have made such payment at the time so required on such date. Notwithstanding the foregoing or any provision in any Note to the contrary, if so requested by the registered Noteholder by written notice to the Indenture Trustee, all amounts payable to such registered Noteholder may be paid by mailing a check to such address as such Noteholder shall have specified in such notice, 8 737897515 20654080 in either case without any presentment or surrender of such Note to the Indenture Trustee at the Corporate Trust Office of the Indenture Trustee (except in the case of final payment). (e) Upon surrender for registration of transfer of any Note at the Corporate Trust Office, the Issuer shall execute and the Indenture Trustee, upon written request, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same Series and Class, of any authorized denominations and of like aggregate original principal amount. (f) All Notes issued upon any registration of transfer or exchange of Notes shall be the legal, valid and binding obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture and the relevant Supplement, as the Notes surrendered upon such registration of transfer or exchange. (g) Every Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Issuer and the Indenture Trustee duly executed, by the Noteholder thereof or his attorney duly authorized in writing. (h) Any service charge, fees or expenses made or expense incurred by the Indenture Trustee for any such registration of transfer or exchange referred to in this Section 205 shall be paid by the applicable Noteholder. The Indenture Trustee or the Issuer may require payment by the applicable Noteholder of a sum sufficient to cover any tax, expense or other governmental charge payable in connection therewith. (i) Unless otherwise specified in the related Supplement, no transfer of any Note or interest therein shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If a transfer of any Definitive Note is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or a transfer thereof by the Depositary or one of its Affiliates), then the Note Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) an Investment Letter signed by such Noteholder and such Noteholder’s prospective transferee; or (ii) an Opinion of Counsel satisfactory to the Indenture Trustee and the Issuer to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Issuer or any Affiliate thereof or of the Depositary, the Manager, the Indenture Trustee or the Note Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Noteholder desiring to effect such transfer or such Noteholder’s prospective transferee on which such Opinion of Counsel is based. If such a transfer of any interest in a Global Note is to be made without registration under the Securities Act, the transferor will be deemed to have made each of the representations and warranties set forth on Exhibit A hereto in respect of such interest as if it was evidenced by a Definitive Note and the transferee will be deemed to have made each of the representations and warranties set forth in either Exhibit A hereto in respect of such interest as if it was evidenced by a Definitive Note. None of the Depositary, the Issuer, the Indenture Trustee or the Note Registrar is obligated to register or qualify any Class of Notes under the Securities Act or any other securities 9 737897515 20654080 law or to take any action not otherwise required under this Indenture to permit the transfer of any Note or interest therein without such registration or qualification. Any Noteholder or Note Owner desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositary, the Issuer, the Indenture Trustee and the Note Registrar against any liability that may result if any transfer made in accordance with the preceding sentence did in fact require registration under the Securities Act. (j) If Notes are issued or exchanged in definitive form under Section 202, such Notes will not be registered by the Indenture Trustee unless each prospective initial Noteholder acquiring a Note, each prospective transferee acquiring a Note and each prospective owner (or transferee thereof) of a beneficial interest in Notes (each, a “Prospective Owner”) acquiring such beneficial interest provides the Manager, the Issuer, the Indenture Trustee and any successor Manager with a written representation to the effect set forth in either subsection (i) or (ii) of the second sentence of Section 208. (k) No sale, assignment or other transfer of a Note shall be effective or deemed effective if such sale, assignment or other transfer is to a Competitor (as determined by the Issuer). Neither the Indenture Trustee nor the Issuer is under any obligation to register the Notes under the Securities Act or any other securities law or to bear any expense with respect to such registration by any other Person or monitor compliance of any transfer with the securities laws of the United States regulations promulgated in connection thereto or ERISA. (l) Any Note for which an Opinion of Counsel has not been rendered to the Issuer to the effect that such Note will constitute debt for United States federal income tax purposes (a “Subject Note”) shall be subject to the limitations of this Section 205(l). No Subject Notes may be transferred, and no transfer (or purported transfer) of all or any part of a Subject Note (or any direct or indirect economic or beneficial interest therein) (a “Transferred Note”) whether to another Noteholder or to a Person that is not a Noteholder (a “Transferee”), shall be effective, and to the greatest extent permitted under Applicable Law any such transfer (or purported transfer) shall be void ab initio, and no Person shall otherwise become a Holder of a Subject Note, except, in each case, for Subject Notes transferred to Affiliates of the Issuer, unless: (i) the Transferee provides the Note Registrar with its representations and warranties made for the benefit of the Issuer to the effect that: (A) either (I) it is not and will not become for U.S. federal income tax purposes a partnership, Subchapter S corporation or grantor trust (each such entity a “flow- through entity”) or (II) if it is or becomes a flow-through entity, then (x) none of the direct or indirect beneficial owners of any of the interests in the Transferee have or ever will have all or substantially all the value of its interest in the Transferee attributable to the interest of the Transferee in any Transferred Note, any other Notes, other interest (direct or indirect) in the Issuer, or any interest created under this Indenture or (y) it is not and will not be a principal purpose of the arrangement involving the investment of the Transferee in any Transferred Note to permit any partnership to satisfy the 100 partner limitation of Section 1.7704-1(h)(1)(ii) of the Treasury Regulations necessary for such partnership not to be classified as a publicly traded partnership under the Code, (B) the Transferee will not sell, assign, transfer or otherwise convey any participating interest in any Note or any financial instrument or contract the value of which is determined by reference in whole or in part to any Note, and (C) it is not acquiring and will not sell, transfer, assign, participate, pledge or otherwise dispose of any Transferred Note(s) (or interest therein) or cause any Transferred Note(s) (or interest therein) to be marketed on or through 10 737897515 20654080 an “established securities market” within the meaning of Section 7704(b) of the Code, including, without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations, and (ii) after such transfer there would be no more than 90 members of the limited liability company that is the Issuer (including as members, solely for purposes of this Section 205(l), Holders of any Subject Notes and any other instruments subject to the transfer restrictions of this Section 205(l)). The Issuer shall not recognize any prohibited Transfer described in this paragraph either (i) by redeeming the transferor’s interest, or (ii) by admitting the Transferee as such a Holder or otherwise recognizing any right of the Transferee (including, without limitation, any right of the Transferee to receive payments or other distributions from the Issuer, directly or indirectly). Section 206 Mutilated Destroyed, Lost and Stolen Notes. (a) If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as it and the Issuer may require to hold the Issuer, the Manager and the Indenture Trustee harmless, then the Issuer shall execute and the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Series and Class and maturity and of like terms as the mutilated, destroyed, lost or stolen Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become, or within seven days shall be, due and payable, the Issuer may pay such destroyed, lost or stolen Note when so due or payable instead of issuing a replacement Note. (b) If, after the delivery of such replacement Note, or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser (as defined in the UCC) of the original Note in lieu of which such replacement Note was issued (or such payment was made) presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover upon the security or indemnity provided therefor to the extent of any and all loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith. (c) The Indenture Trustee and the Issuer may, for each new Note authenticated and delivered under the provisions of this Section 206, require the advance payment by the Noteholder of the expenses, including counsel fees, service charges and any tax or governmental charge that may be incurred by the Indenture Trustee or the Issuer in connection therewith. Any Note issued under the provisions of this Section 206 in lieu of any Note alleged to be destroyed, mutilated, lost or stolen, shall be equally and proportionately entitled to the benefits of this Indenture with all other Notes of the same Series and Class. The provisions of this Section 206 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes. Section 207 Delivery, Retention and Cancellation of Notes. Each Noteholder is required, and hereby agrees, to return to the Indenture Trustee, such return to be completed prior to the receipt of such payment, any Note on which the final payment due thereon is to be made. Any such Note as to which the Indenture Trustee has made or holds the final payment thereon shall be deemed canceled, and shall no longer be Outstanding for any purpose of this Indenture, whether 11 737897515 20654080 or not such Note is ever returned to the Indenture Trustee. Matured Notes delivered prior to final payment to the Indenture Trustee and any Notes transferred or exchanged for other Notes shall be canceled and disposed of by the Indenture Trustee in accordance with its policy of disposal and the Indenture Trustee shall promptly deliver to the Issuer such canceled Notes. If the Indenture Trustee shall acquire, for its own account, any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes. If the Issuer shall acquire any of the Notes, such acquisition shall operate as a redemption or satisfaction of the indebtedness represented by such Notes. Notes which have been canceled by the Indenture Trustee shall be deemed paid and discharged for all purposes under this Indenture. Section 208 ERISA Deemed Representations. Each prospective initial Noteholder and each Prospective Owner of a Note will be deemed to have represented and warranted by such purchase that either (i) it is not acquiring and will not hold the Notes with the plan assets of a Benefit Plan or any other plan that is subject to Similar Law; or (ii) (a) the Notes are rated investment grade or better by a nationally recognized statistical rating agency at the time of purchase or transfer and have not been characterized as other than indebtedness for applicable local law purposes and (b) the acquisition, holding and disposition of the Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or a violation of Similar Law. ARTICLE III PAYMENT OF NOTES; STATEMENTS TO NOTEHOLDERS Section 301 Principal and Interest. Distributions of principal, premium, if any, and interest on any Series or Class of Notes shall be made to Noteholders of each Series and Class as set forth in the related Supplement. Except as set forth in any Supplement, all interest payable on the Notes shall be computed on the basis of a 360-day year for the actual number of days which have elapsed in the relevant calculation period. (a) The Issuer shall have the right, but not the obligation, to make (or to direct the Indenture Trustee to make) principal payments on any Series of Notes and payments of other Outstanding Obligations from some or all of (i) amounts available for such purpose pursuant to the terms of an applicable Supplement, (ii) proceeds of the issuance of any Series of Notes and (iii) other funds held by the Issuer not constituting Series-Specific Collateral for another Series. Without limiting the foregoing, at the direction and in the sole discretion of the Issuer, amounts and proceeds contemplated by the preceding sentence may be included in distributions in respect of principal payments on the Notes of one or more Series and payments of other Outstanding Obligations. Section 302 Investment of Monies Held in each Revenue Reserve Account, each Restricted Cash Account, and each Other Series Account; Control over Eligible Investments. (a) The Indenture Trustee shall invest any cash deposited in each Revenue Reserve Account, each Restricted Cash Account, and each other Series Account in such Eligible Investments as the Issuer shall direct in writing. Each Eligible Investment (including reinvestment of the income and proceeds of Eligible Investments) shall be held to its maturity and shall mature 12 737897515 20654080 or shall be payable on demand not later than the Business Day immediately preceding the next succeeding Payment Date. If the Indenture Trustee has not received written instructions from the Issuer by 2:30 p.m. (New York time) on the day such funds are received as to the investment of funds then on deposit in any of the aforementioned accounts, the Issuer hereby instructs the Indenture Trustee to invest such funds in overnight investments of the type described in clause (vi) of the definition of Eligible Investments. Absent the availability of such investment, the funds shall remain uninvested pending receipt of such instructions or such availability. Eligible Investments shall be made in the name of the Securities Intermediary, and subject to the terms of the Control Agreements. Any earnings on Eligible Investments in each Revenue Reserve Account, each Restricted Cash Account and each other Series Account for such Series shall be retained in each such account and be distributed in accordance with the terms of this Indenture or any related Supplement. The Indenture Trustee shall not be liable or responsible for losses on any investments made by it pursuant to this Section 302 including without limitation, any loss of principal or interest or for any breakage fees or penalties in connection with the purchase of liquidation of any investment made in accordance with the instructions of the Issuer. The Issuer acknowledges that upon its written request and at no additional cost, it has the right to receive notification after the completion of each purchase and sale of Eligible Investments or the Indenture Trustee’s receipt of a broker’s confirmation. The Issuer agrees that such notifications shall not be provided by the Indenture Trustee hereunder except in accordance with the immediately preceding sentence, and the Indenture Trustee shall make available, upon request and in lieu of notifications, periodic account statements that reflect such investment activity. No statement need be made available for any fund/account if no activity has occurred in such fund/account during such period. (b) Each of the Issuer, Indenture Trustee and the Securities Intermediary shall enter into control agreements (each a “Control Agreement”, collectively, the “Control Agreements”) substantially in the form of Exhibit B hereto on or prior to the Issuance Date of each Series of Notes, for the Revenue Reserve Account, the Restricted Cash Account and each other Series Account for such Series. At all times on and after the Closing Date, each such account shall be the subject of a Control Agreement. (c) For each Outstanding Series, each Restricted Cash Account, Revenue Reserve Account and each other Series Account for such Series shall, to the extent provided in a Supplement, be established with the Indenture Trustee in the name of the Issuer and, so long as any applicable Outstanding Obligation remains unpaid, shall be maintained with the Indenture Trustee so long as (A) the short-term unsecured debt obligations of the financial institution fulfilling the role of the Indenture Trustee are rated not less than the Required Deposit Rating, or (B) such accounts are maintained at the Corporate Trust Office of the Indenture Trustee. If neither of the conditions set forth in clause (A) or clause (B) of the immediately preceding sentence is fulfilled, then all such accounts shall be promptly relocated to an Eligible Institution and all actions shall be taken in order to perfect the lien of the Indenture Trustee in each such account. (d) If any other Person asserts any Lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Revenue Reserve Account, Restricted Cash Account, or any other Series Account or in any Financial Asset credited thereto, the Securities Intermediary will promptly notify the Indenture Trustee, the Manager and the Issuer thereof. 13 737897515 20654080

(e) The Indenture Trustee shall make withdrawals and payments from each Revenue Reserve Account, each Restricted Cash Account and each other Series Account for the applicable Series and apply such amounts in accordance with the provisions of the Manager Report and, in the absence of any Manager Report, in accordance with written instructions from the Control Party for such Series (with a copy to the Issuer). (f) The Issuer shall not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in any Revenue Reserve Account, any Restricted Cash Account or any other Series Account unless the security interest of the Indenture Trustee in such account and any funds or investments held therein shall continue to be perfected without any further action by any Person. Section 303 Reports to Noteholders. The Indenture Trustee shall, promptly upon the receipt thereof, make available to each Noteholder and the Transition Agent a copy of all reports, financial statements and notices received by the Indenture Trustee pursuant to the Contribution and Sale Agreement, the Indenture (including any Supplements issued pursuant thereto), the Transition Agent Agreement or the Management Agreement, by posting copies thereof on its password-protected website (www.wilmingtontrustconnect.com) or at such other address as shall be specified by the Indenture Trustee from time to time in writing to each Noteholder and the Transition Agent; provided, however, the Indenture Trustee shall have no obligation to provide such information described in this Section 303 until it has received the requisite information from the applicable party. The Indenture Trustee will make no representation or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In connection with providing access to the Indenture Trustee’s website, the Indenture Trustee may require registration and the acceptance of a disclaimer. The Indenture Trustee shall not be liable for the dissemination of information in accordance with the terms of this Indenture. Section 304 Records. The Indenture Trustee shall cause to be kept and maintained customary records pertaining to each Revenue Reserve Account, each Restricted Cash Account and each other Series Account and all receipts and disbursements therefrom. The Indenture Trustee shall deliver or make available electronically monthly an accounting thereof in the form of a trust statement to the Issuer, the Seller, the Transition Agent and the Manager. Section 305 [Reserved] Section 306 CUSIP Numbers. The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Indenture Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Indenture Trustee of any change in the “CUSIP” numbers. Section 307 No Claim. Indemnities payable to the Indenture Trustee, the Manager, the Independent Director Provider, the Transition Agent and any other Person, shall be non-recourse to the Issuer and shall not constitute a claim (as defined in Section 101(5) of the Bankruptcy Code) 14 737897515 20654080

against the Issuer or the Collateral in the event such amounts are not paid in accordance with the terms of this Indenture or in accordance with any Supplement. Section 308 Compliance with Withholding Requirements. Notwithstanding any other provision of this Indenture, the Issuer and Indenture Trustee shall comply with all United States federal income tax withholding requirements (without any corresponding gross-up) with respect to payments to Noteholders of interest, original issue discount, or other amounts that the Issuer or the Indenture Trustee reasonably believes are subject to withholding under the Code or other Applicable Law. The consent of Noteholders shall not be required for any such withholding. Section 309 Tax Treatment of Notes. (a) The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for United States federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness. The Issuer and the Indenture Trustee, by entering into this Indenture, and each Noteholder and beneficial owner of a Note, by its acceptance of its Note or of a beneficial interest therein, will be deemed to, agree to treat the Notes as indebtedness for United States federal, state and local income, single business and franchise tax purposes. (b) With respect to any outstanding Notes retained by the Issuer or conveyed to an Affiliate of the Issuer and sold to an unrelated purchaser at a later time (a “Later-Sold Note”), such sale will not be effective unless (A) the Issuer receives a Tax Opinion with respect to such sale and (B) either (i) such Later-Sold Note has a CUSIP number that is different than that of any other Notes outstanding immediately prior to such sale, or (ii) the Issuer receives an Opinion of Counsel that, for U.S. federal income tax purposes, either (x) such Later-Sold Note has the same issue price and issue date as do any outstanding Notes that have the same CUSIP number as the Later-Sold Note or (y) neither the Later-Sold Note nor any Outstanding Note that have the same CUSIP number as the Later-Sold Note were issued with original issue discount. In addition, with respect to the sale of a Later-Sold Note, such sale will not be effective unless the Issuer receives an Opinion of Counsel that such Note will be characterized as indebtedness for U.S. federal income tax purposes. ARTICLE IV COLLATERAL Section 401 Collateral. (a) The Notes and all other Outstanding Obligations shall be obligations of the Issuer as provided in Section 203 hereof. The Indenture Trustee, on behalf of the Noteholders, shall also have the benefit of, and the Outstanding Obligations with respect to each Series shall be secured by and be payable from, the Issuer’s right, title and interest in the related Series-Specific Collateral and any Shared Collateral allocable to such Series, and each Noteholder of each Series, by its acceptance of a Note of such Series, shall be deemed to disclaim any right, title or interest in any Series-Specific Collateral not securing payment of such Note under the terms of the related Supplement and any Shared Collateral not allocable to such Series. The income, payments and proceeds of such Collateral shall be allocated to each such Person strictly in accordance with the applicable payment priorities set forth in this Indenture or the applicable Supplement. 15 737897515 20654080

(b) Notwithstanding anything contained in this Indenture to the contrary, the Issuer expressly agrees that it shall remain liable under each of its Contracts and Leases to observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract or Lease, as the case may be. (c) The Indenture Trustee hereby acknowledges the appointment by the Issuer of the Manager to service and administer the Managed Containers and related Leases in accordance with the provisions of the Management Agreement and the Intercreditor Collateral Agreement. So long as the Management Agreement shall not have been terminated in accordance with its terms, the Indenture Trustee hereby agrees to provide the Manager with such documentation, and to take all such actions with respect to the Managed Containers and related Leases as the Manager may reasonably request in accordance with the express provisions of the Management Agreement and the Intercreditor Collateral Agreement; provided, however, that the Indenture Trustee shall be entitled to receive from the Manager reasonable compensation and cost reimbursement for any such action. Until such time as the Management Agreement has been terminated in accordance with its terms, the Manager, on behalf of the Issuer, shall continue to collect all Accounts and payments on the Leases of the Managed Containers in accordance with the provisions of the Management Agreement and the Intercreditor Collateral Agreement and deposit such amounts into each applicable Series Account in accordance with the provisions of the Management Agreement and the Intercreditor Collateral Agreement. Any Proceeds received directly by the Issuer in payment of any Account or Leases with respect to, or in payment for or in respect of, any of the Managed Containers or on account of any of the Contracts to which the Issuer is a party shall be deposited by the Issuer in the applicable Series Account in accordance with the provisions of the Management Agreement and the Intercreditor Collateral Agreement, and until so deposited shall continue to be collateral security for all of the obligations secured by this Indenture and shall not constitute payment thereof until applied as hereinafter provided. If (i) a Series-Specific Event of Default has occurred or (ii) any Sale of Collateral pursuant to Section 816 hereof shall have occurred, the Issuer shall at the request of the Indenture Trustee, acting with the consent of or at the direction of the Control Party for the applicable Series, to the extent practicable, deliver to the Indenture Trustee (or such other Person as the Indenture Trustee may direct) originals (or, to the extent originals cannot be delivered, copies) of all Leases and other documents evidencing, and relating to, the sale, lease and delivery of the Managed Containers in the applicable Series-Specific Container Pool and the Issuer shall, to the extent practicable, deliver originals (or, to the extent originals cannot be delivered, copies) of all other documents evidencing and relating to, the performance of any labor, maintenance, remarketing or other service which created any Accounts, including, without limitation, all original orders, invoices and shipping receipts. (d) The Indenture Trustee is hereby authorized to enter into the Supplemental Collateral Agreement and to become a party to any control agreement with respect to any Collection Account. Section 402 Pro Rata Interest. (a) Except as expressly provided for herein or in any Supplement, the Notes of all Outstanding Series shall be equally and ratably entitled to the benefits of this Indenture without preference, priority or distinction, all in accordance with the terms and provisions of this Indenture 16 737897515 20654080 and the related Supplement. All Notes of a particular Class issued hereunder are and are to be, to the extent (including any exceptions) provided in this Indenture and the related Supplement, equally and ratably secured by this Indenture without preference, priority or distinction on account of the actual time or times of the authentication or delivery of the Notes so that all Notes of a particular Series and Class at any time Outstanding (including Notes owned by the Seller and its Affiliates, other than the Issuer) shall have the same right, Lien and preference under this Indenture and shall all be equally and ratably secured hereby with like effect as if they had all been executed, authenticated and delivered simultaneously on the date hereof. (b) If the conditions specified in Section 701 of this Indenture are met with respect to a Series of Notes, the security interest, and all other estate and rights granted by this Indenture with respect to such Series of Notes shall cease and become null and void, and all of the property, rights, and interest granted as security for the Notes of such Series shall revert to and revest in the Issuer without any other act or formality whatsoever. Section 403 Indenture Trustee’s Appointment as Attorney-in-Fact. (a) The Issuer hereby irrevocably constitutes and appoints the Indenture Trustee, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Issuer and in the name of the Issuer or in its own name, from time to time, for the purpose of carrying out the terms of this Indenture, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Indenture; provided, however, that the Indenture Trustee has no obligation or duty to take such action or to determine whether to perfect, file, record or maintain any perfected, filed or recorded document or instrument (all of which the Issuer shall prepare, deliver and instruct the Indenture Trustee to execute, if applicable) in connection with the grant or security interest in the Collateral. (b) The Indenture Trustee shall not exercise the power of attorney or any rights granted to the Indenture Trustee pursuant to this Section 403 unless a Series-Specific Event of Default shall have occurred and then be continuing. The Issuer hereby ratifies, to the extent permitted by law, all actions that said attorney shall lawfully do, or cause to be done, by virtue hereof. The power of attorney granted pursuant to this Section 403 is a power coupled with an interest and shall be irrevocable until all Series of Notes are paid and performed in full. (c) The powers conferred on the Indenture Trustee hereunder are solely to protect the Indenture Trustee’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers except as set forth herein. The Indenture Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees, agents or representatives shall be responsible to the Issuer for any act or failure to act, except for its own willful misconduct or gross negligence or, with respect to any matter relating to the receipt, custody or distribution of funds or securities actually received by the Indenture Trustee in accordance with the Transaction Documents (collectively, “Fund Control Matters”), negligence . (d) Subject to the restrictions set forth in Section 3.4(c) of the Intercreditor Collateral Agreement, the Issuer also authorizes (but does not obligate) the Indenture Trustee to 17 737897515 20654080

(i) so long as a Manager Termination Notice has been delivered in accordance with the terms of the Management Agreement, communicate in its own name, or to direct any other Person, including the Manager or a replacement Manager, to communicate with any party to any Contract or Lease relating to a Managed Container and (ii) so long as a Series-Specific Event of Default is continuing and a Manager Termination Notice has been delivered in accordance with the terms of the Management Agreement, execute in connection with the sale of Collateral provided for in Article VIII hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral. Notwithstanding anything to the contrary in this Indenture, the parties hereto agree that: (i) for the purposes of Section 3.3(a) of the Intercreditor Collateral Agreement, an “Event of Default” under this Indenture shall mean a Series Specific Manager Default; and (ii) Section 3.3(b) of the Intercreditor Collateral Agreement shall not apply to the Manager with respect to this Indenture or the Management Agreement. (e) If the Issuer fails to perform or comply with any of its agreements contained herein and a Responsible Officer of the Indenture Trustee shall receive notice of such failure, the Indenture Trustee, with the consent of an applicable Control Party or the Requisite Global Majority, as applicable, shall cause performance or compliance, or acting at the direction of an applicable Control Party or the Requisite Global Majority shall perform or comply, with such agreement; provided, however, that the Indenture Trustee shall have no obligation to so perform or comply if it has reasonable grounds to believe that payment of its expenses and interest thereon (as set forth in the following sentence) is not reasonably assured. The reasonable and documented expenses, including reasonable and documented attorneys’ fees and expenses, of the Indenture Trustee incurred in connection with such performance or compliance, shall be payable by the Issuer to the Indenture Trustee on demand and shall constitute additional Outstanding Obligations secured hereby and shall be paid in accordance with the provisions of the Supplements or Section 806 hereof. Section 404 Administration of Collateral. (a) The Indenture Trustee shall as promptly as practicable notify the Noteholders of the applicable Series and the Transition Agent of any Manager Default of which a Responsible Officer has actual knowledge. The Indenture Trustee, at the written direction of the Control Party for such Series , shall deliver to the Manager (with a copy to the Transition Agent and each Rating Agency) a Manager Termination Notice terminating the Manager of its responsibilities with respect to such Series in accordance with the terms of the Management Agreement, subject to the provisions in Section 3.4(c) of the Intercreditor Collateral Agreement. In addition, upon the occurrence of a Back-up Manager Event, the Transition Agent (acting at the written direction of the Requisite Global Majority) shall solicit bids for a Back-up Manager pursuant to Section 3.11 of the Management Agreement. If a Back-up Manager shall not have assumed the duties of the Manager as a replacement Manager pursuant to a Back-up Management Agreement, or the Control Party for the applicable Series is unable to locate and qualify a replacement Manager acceptable to such Control Party, in either case within sixty (60) days after the date of delivery of the Manager Termination Notice, then the Indenture Trustee may (and shall, upon the direction of such Control Party) appoint, or petition a court of competent jurisdiction to appoint, a company acceptable to such Control Party, having a net worth of not less than $5,000,000 and whose regular business includes equipment leasing or servicing, as the successor to the Manager of all or any part of the responsibilities, duties or liabilities of the Manager with respect to such Series under the Management Agreement and the other Transaction Documents to which it is a party. In no event shall either the Indenture Trustee or the Transition 18 737897515 20654080

Agent be required to act as Manager or Back-up Manager hereunder. The Manager shall continue to fulfill its duties and responsibilities as Manager until such time as its replacement is appointed and has assumed such responsibilities. The replaced Manager shall not be entitled to receive any compensation for any period after the effective date of such replacement, but shall be entitled to receive compensation for services rendered through the effective date of such replacement except to the extent that it is unable to fulfill such duties pending the appointment of a replacement Manager. In connection with the appointment of a replacement Manager for any Series, the Indenture Trustee or Transition Agent may, with the written consent of the applicable Control Party, make such arrangements for the compensation of such replacement Manager out of available funds for such Series as the Indenture Trustee, such Control Party and such replacement Manager shall agree; provided, however, that no such revised compensation shall be in excess of the Management Fees permitted the Manager under the Management Agreement and the related Supplement and the arrangement for reimbursement of expenses shall be no more favorable than that set forth in the Management Agreement unless such Control Party shall approve such higher amounts; provided, further, that in no event shall any of the Indenture Trustee or the Transition Agent be liable to any replacement Manager for the Management Fees or any additional amounts (including expenses and indemnifications) payable to such replacement Manager, either pursuant to the Management Agreement or otherwise. The Indenture Trustee and such successor shall take such action, consistent with the Management Agreement, as shall be necessary to effectuate any such succession including exercising the power of attorney granted by the Manager pursuant to Section 10.4 of the Management Agreement. (b) If a Manager Termination Notice has been delivered with respect to a Series in accordance with the terms of the Management Agreement, the Indenture Trustee may and shall, if directed in writing by the Control Party for such Series, after first notifying the Issuer of its intention to do so, notify Account Debtors of the Issuer (and the Issuer hereby agrees to provide the Indenture Trustee all commercially reasonable information to identify and locate such Account Debtors), parties to the Contracts of the Issuer, obligors in respect of Instruments of the Issuer and obligors in respect of Chattel Paper of the Issuer that the Accounts and the right, title and interest of the Issuer in and under such Contracts, Instruments, and Chattel Paper (to the extent related to the Managed Containers) have been pledged to Indenture Trustee and that payments shall be made directly to the Indenture Trustee or the applicable Series Account for such Series; provided that a replacement Manager appointed pursuant to this Section 404 shall unless otherwise directed by the Control Party for such Series exercise all of the foregoing rights, and that pending appointment of such replacement Manager, the then current Manager shall, unless otherwise directed by the Control Party for such Series, be permitted to exercise such rights until the replacement Manager assumes the responsibility of the Manager. Upon the request of the Control Party for such Series, the Issuer shall, or shall direct Manager to, so notify such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper. If a Manager Termination Notice has been delivered in accordance with the terms of the Management Agreement, the Indenture Trustee shall at the written direction of the Control Party for the such Series communicate with such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper to verify with such parties, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper. 19 737897515 20654080

(c) Upon a Responsible Officer of the Indenture Trustee obtaining actual knowledge or the actual receipt of written notice that any repurchase obligations of the Seller under Section 3.02 of the Contribution and Sale Agreement have arisen with respect to any Series- Specific Collateral , the Indenture Trustee shall enforce such repurchase obligations at the written direction of the Control Party for the applicable Series. (d) Neither the Indenture Trustee nor the Transition Agent shall have any obligation to take any of the actions specified in Section 404(a), Section 404(b) or Section 404(c) unless the Indenture Trustee and/or the Transition Agent (as applicable) shall have security or indemnity reasonably satisfactory to it against the costs and expenses which may be incurred by the Indenture Trustee and/or the Transition Agent (as applicable) in taking such actions. Section 405 Quiet Enjoyment. The security interest hereby granted to the Indenture Trustee by the Issuer is subject to the right of any lessee to the quiet enjoyment of the related Managed Container so long as such lessee is not in default under the Lease therefor. ARTICLE V RIGHTS OF NOTEHOLDERS; ALLOCATION AND APPLICATION OF COLLECTIONS; REQUISITE GLOBAL MAJORITY Section 501 Rights of Noteholders. The Noteholders of each Series shall have the right to receive, to the extent necessary to make the required payments with respect to the Notes of such Series at the times and in the amounts specified in the related Supplement, (i) the Collections on the Series-Specific Collateral and the other amounts allocable to Noteholders of such Series pursuant to this Indenture and the related Supplement and (ii) funds on deposit in each Revenue Reserve Account, each Restricted Cash Account and each other Series Account for such Series. Each Noteholder, by acceptance of its Notes, (a) acknowledges and agrees that (except as expressly provided herein and in a Supplement entered into in accordance with Section 1006(b) hereof) the Noteholders of a Series or Class shall not have any interest in any Revenue Reserve Account, Restricted Cash Account, or any other Series Account for such Series (or monies or Eligible Investments on deposit therein) or any other Series-Specific Collateral for the benefit of any other Series or Class and (b) ratifies and confirms the terms of this Indenture and the Transaction Documents executed in connection with such Series. Section 502 Determination of Requisite Global Majority. A Requisite Global Majority shall exist with respect to any action proposed to be taken pursuant to the terms of this Indenture or any Supplement or any other Transaction Document if the Control Party or Control Parties representing more than fifty percent (50%) of the sum of the Existing Commitments of all Series of Outstanding Notes shall approve or direct such proposed action (in making such a determination, each Control Party shall be deemed to have voted the entire Existing Commitment of the related Series in favor of, or in opposition to, such proposed action, as the case may be). The Indenture Trustee shall be responsible for identifying the Requisite Global Majority in accordance with the terms of this Section 502 based on information provided by the Note Registrar. 20 737897515 20654080

ARTICLE VI COVENANTS For so long as any Outstanding Obligations have not been paid or performed, the Issuer shall observe each of the following covenants: Section 601 Payment of Principal and Interest; Payment of Taxes. (a) The Issuer will duly and punctually pay the principal of, and interest, on the Notes in accordance with the terms of the Notes, this Indenture and the related Supplement. (b) The Issuer will take all actions as are necessary to insure that all taxes, assessments and governmental levies that are payable by the Issuer are paid when due except (i) such as are contested in good faith and by appropriate proceedings and (ii) if the failure to make such payment is not adverse in any material respect to the Noteholders and does not give rise to any Liens other than Permitted Encumbrances. Section 602 UCC Location. The Issuer shall not change its name, organizational structure or “location” (within the meaning of Section 9-307 of the UCC of all applicable jurisdictions) unless (i) the Issuer shall provide each of the Indenture Trustee, each Rating Agency and the Transition Agent not less than thirty (30) days’ prior written notice of its intention so to do, (ii) not less than fifteen (15) days prior to the effective date of such change, the Issuer shall have taken, at its own cost, all action necessary so that such change does not impair the security interest of the Indenture Trustee in the Collateral, or the perfection of the sale or contribution of the Containers to the Issuer, and shall have delivered to the Indenture Trustee and the Transition Agent copies of all filings required in connection therewith and (iii) the Issuer has delivered to the Indenture Trustee one or more Opinions of Counsel, stating that, after giving effect to such change: either (1) in the opinion of such counsel, financing statements or other documents of similar import and amendments thereto have been executed (if applicable) and filed that are necessary to perfect the interest of the Issuer and the Indenture Trustee in the Transferred Assets or (2) stating that, in the opinion of such counsel, no such action shall be necessary to perfect such interest. Section 603 Corporate Existence. The Issuer will keep in full effect its existence and will obtain and preserve its qualification in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of this Indenture, any Supplements and the Notes except where the failure to obtain or preserve such qualification is not reasonably expected to result in a Material Adverse Change. Section 604 Protection of Collateral. The Issuer will from time to time execute (if applicable) and deliver all financing statements, all amendments thereto and continuation statements, instruments of further assurance and other instruments, and will, upon the reasonable request of the Manager, take such other action necessary or advisable to: (a) maintain or preserve the Lien of this Indenture (and the priority thereof) including executing and filing such documents as may be required under any international convention for the perfection of interests in Managed Containers that may be adopted subsequent to the date of this Indenture; 21 737897515 20654080

(b) perfect, publish notice of, and protect the validity of the security interest in the Collateral created pursuant to this Indenture; (c) enforce any of the items of the Collateral; and (d) preserve and defend its right, title and interest to the Collateral and the rights of the Indenture Trustee in such Collateral against the claims of all Persons (other than the Noteholders or any Person claiming through the Noteholders). Section 605 Corporate Separateness of the Issuer. (a) The Issuer shall (1) conduct its business in its own name, (2) maintain its books and records separate from those of any other Person, (3) not commingle its funds with any other Person (except for any commingling of Collections which may occur prior to the identification and segregation of such amounts in accordance with the terms of the Management Agreement) and maintain its bank accounts separate from those of any other Person (except as permitted by the Management Agreement and which may occur in accordance with the terms of the Intercreditor Collateral Agreement), (4) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person, (5) hold itself out as a separate entity and (6) observe organizational formalities. (b) Notwithstanding any provision of law which otherwise empowers the Issuer, the Issuer shall not (1) hold itself out as being liable for the debts of any other Person, (2) act other than in its limited liability company name and through its duly authorized officers, managers or agents, (3) enter into any transaction described in Section 607 (except pursuant to this Indenture) other than trade payables and expense accruals incurred in the ordinary course of its business, or (4) engage in any other activity not contemplated by this Indenture or other Transaction Documents. Section 606 No Bankruptcy Petition. The Issuer shall not (1) commence any Insolvency Proceeding seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to it or its debts, (2) seek appointment of a receiver, trustee, custodian or other similar official for it or any part of its assets, (3) make a general assignment for the benefit of creditors, or (4) take any action in furtherance of, or consenting or acquiescing in, any of the foregoing. Section 607 Other Debt. The Issuer shall not contract for, create or incur any indebtedness for borrowed money other than (i) the Notes issued pursuant to this Indenture or any Supplement, (ii) any Management Fee, Manager Advances and all other amounts payable pursuant to the provisions of the Management Agreement, (iii) any obligation (including a deferred purchase price note and any normal warranty) arising in connection with a purchase or sale of Containers permitted by the Transaction Documents (as in effect as of the date hereof and as amended, restated or otherwise modified after the date hereof in accordance with the terms thereof), (iv) any indebtedness for borrowed money that is permitted or required pursuant to the terms of any Transaction Document, and (v) trade payables and expense accruals incurred in the ordinary course and which are incidental to the purposes permitted pursuant to the Issuer’s organizational documents. 22 737897515 20654080

Section 608 Consolidation, Merger and Sale of Assets. (a) The Issuer shall not consolidate with or merge with, or into, any other Person other than an Affiliate of the Issuer or sell, convey or transfer all or substantially all of its assets, whether in a single transaction or a series of transactions, to any Person other than an Affiliate of the Issuer except for (i) any such sale, conveyance or transfer contemplated in this Indenture or any Supplement, the Management Agreement or the Contribution and Sale Agreement and (ii) the leasing or sale of the Managed Containers in accordance with the terms of the Management Agreement. (b) The obligations of the Issuer hereunder shall not be assignable nor shall any Person other than an Affiliate of the Issuer succeed to the obligations of the Issuer hereunder except in each case in accordance with the provisions of this Indenture. Section 609 Amendment of Transaction Documents. The Issuer will not amend any provision of any Transaction Document, except in accordance with the express terms of such Transaction Document. Section 610 Investment Company Act. The Issuer will conduct its operations in a manner which will not subject it to registration as an “investment company” under the Investment Company Act of 1940, as amended. Section 611 Notices. The Issuer shall notify the Indenture Trustee in writing of any of the following promptly, but in any event within seven (7) Business Days upon an Authorized Officer learning of the occurrence thereof, describing the same: (a) Default. The occurrence of an Event of Default; or (b) Other Events. The occurrence of any event that would, with the giving of notice or the passage of time or both, constitute an Event of Default. Section 612 Subsidiaries. The Issuer shall not create any Subsidiaries. Section 613 Use of Proceeds. The Issuer shall not permit any proceeds of the Notes to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying any margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time. Section 614 UNIDROIT Convention. The Issuer shall comply with the terms and provisions of the UNIDROIT Convention or any other internationally recognized system for recording interests in or liens against shipping containers at the time that such convention or other system is adopted. Section 615 Other Information. For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer will, provide or cause to be provided to any Noteholder and any prospective purchaser thereof designated by such a Noteholder, upon 23 737897515 20654080 the request of such Noteholder or prospective purchaser, the information required to be provided to such Noteholder or prospective purchaser by Rule 144A(d)(4) under the Securities Act. Section 616 Amendment of Intercreditor Collateral Agreement. The Issuer shall not consent to any amendment, modification or revision to the Intercreditor Collateral Agreement except for any amendment or supplement thereto or amendment and restatement thereof needed to (i) designate an additional “Managed Equipment Owner” or “Managed Equipment Lender”, as each such term is defined in the Intercreditor Collateral Agreement, or (ii) modify or eliminate the pooling methodology contained in the Intercreditor Collateral Agreement unless (x) the Issuer delivers an opinion of counsel or an Officer’s Certificate to the Indenture Trustee to the effect that such amendment, modification or waiver will not materially and adversely affect the interest of any Noteholder or (y) the Rating Agency Condition shall have been satisfied with respect to such amendment. Section 617 Sanctions. The Issuer shall not (i) in a manner which would violate any Sanction, lease, or consent to any sublease of, any of the Managed Containers to any Person that is a Sanctioned Person or (ii) derive any of its assets or operating income from investments in or transactions with any such Sanctioned Person. If the Issuer obtains knowledge that a Container is subleased to a Sanctioned Person or located or used in a Sanctioned Country in a manner which would violate any Sanction, then the Issuer shall, as soon as reasonably practicable after obtaining knowledge thereof, remove such Managed Container from the Asset Base for so long as such condition continues. Section 618 Tax Election of the Issuer. The Issuer will not elect or agree to elect to be treated as an association taxable as a corporation for United States federal income tax or any State income or franchise tax purposes. Section 619 Noteholder Tax Identification Information. Each holder of a Note or an interest therein, by acceptance of such Note or such interest in such Note, will be deemed to have agreed to provide the Issuer and the Indenture Trustee with such Noteholder Tax Identification Information as requested from time to time by the Issuer or the Indenture Trustee. Each holder of a Note or an interest therein will be deemed to understand that each of the Issuer and the Indenture Trustee has the right to (i) withhold tax (including without limitation FATCA Withholding Tax) on interest and other applicable amounts under the Code (without any corresponding gross-up) payable with respect to each holder of a Note, or to any beneficial owner of an interest in a Note, that fails to comply with the foregoing requirements or as otherwise required under the Code or other Applicable Law (including, for the avoidance of doubt, FATCA) and (ii) provide such information and documentation and any other information concerning its interest in the applicable Note to the IRS and any other relevant U.S. or foreign tax authority. The parties agree that the Indenture Trustee shall be released of any liability relating to its actions and compliance under this Section 619 and FATCA, except in the case of its willful misconduct or gross negligence or, with respect to Fund Control Matters, negligence. Notwithstanding any other provisions herein, the term ‘applicable law’ for purposes of this Section 619 includes U.S. federal tax law and FATCA. Upon request from the Indenture Trustee or Paying Agent, the Issuer will provide such additional information that it may have to assist the Indenture Trustee in making any withholdings or informational reports 24 737897515 20654080

Section 620 Investments. The Issuer shall not make or permit to exist any Investment in any Person except for Investments in Eligible Investments made in accordance with the terms of this Indenture. ARTICLE VII DISCHARGE OF INDENTURE; PREPAYMENTS Section 701 Full Discharge. Upon payment in full of all Outstanding Obligations, the Indenture Trustee shall execute and deliver to the Issuer such deeds or other instruments prepared by the Issuer as shall be requisite to evidence the satisfaction and discharge of this Indenture and the security hereby created with respect to each Series, and to release the Issuer from its covenants contained in this Indenture and the related Supplement with respect to each such Series. In connection with the satisfaction and discharge of this Indenture, the Indenture Trustee shall be provided with, and shall be entitled to conclusively and exclusively rely upon, an Opinion of Counsel stating that such satisfaction and discharge is authorized or permitted and that all conditions precedent specified herein to such satisfaction and discharge have been satisfied. Section 702 Prepayment of Notes. The Issuer may, from time to time, make an optional Prepayment of principal of the Notes of a Series at the times, in the amounts and subject to the conditions and limitations set forth in the Supplement for the Series of Notes to be prepaid for such Series of Notes. Section 703 Unclaimed Funds. In the event that any amount due to any Noteholder remains unclaimed, the Issuer shall, at its expense, cause to be published once, in the eastern edition of The Wall Street Journal, notice that such money remains unclaimed. Any such unclaimed amounts shall not be invested by the Indenture Trustee (notwithstanding the provisions of Section 302 hereof) and no additional interest shall accrue on the related Note subsequent to the date on which such funds were first available for distribution to such Noteholder. Any such unclaimed amounts shall be held by the Indenture Trustee in trust until the latest of (i) two (2) years after the date of the publication described in the second preceding sentence, (ii) the date all other Noteholders of such Series shall have received full payment of all principal, interest, premium, if any, and other sums payable to them on such Notes or the Indenture Trustee shall hold (and shall have notified the Noteholders that it holds) in trust for that purpose an amount sufficient to make full payment thereof when due and (iii) the date the Issuer shall have fully performed and observed all its covenants and obligations contained in this Indenture and the related Supplement with respect to such Series of Notes. Thereafter, subject to any applicable escheatment laws, any such unclaimed amounts shall be paid to the Issuer by the Indenture Trustee on written demand; and thereupon each of the Indenture Trustee and the Issuer shall be released from all further liability with respect to such monies, and thereafter the Noteholders in respect of which such monies were so paid to the Issuer shall have no rights in respect thereof. 25 737897515 20654080

ARTICLE VIII DEFAULT PROVISIONS AND REMEDIES Section 801 Event of Default. “Event of Default”, wherever used herein with respect to any Series of Notes, means any Series-Specific Event of Default for such Series, as defined in the related Supplement. Section 802 Acceleration of Stated Maturity; Rescission and Annulment. (a) If specified with respect to an Event of Default in the related Supplement, upon the occurrence of such Event of Default, the unpaid principal balance of, and accrued interest on, the applicable Series of Notes, together with all other amounts then due and owing to the Noteholders of such Series, shall become immediately due and payable without further action by any Person. If any other Series-Specific Event of Default occurs and is continuing, the Indenture Trustee shall at the direction of the applicable Control Party declare the unpaid principal of and accrued interest on all Notes of such Series then Outstanding to be due and payable immediately, by a notice in writing to the Issuer (with a copy to such Control Party), and upon any such declaration such principal and accrued interest shall become immediately due and payable. (b) At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter provided in this Article, the applicable Control Party, in its sole discretion, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if: (i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay: (A) all of the installments of interest and, if the Legal Final Maturity Date has occurred with respect to such Series, principal of all Notes of such Series, in each case to the extent such amounts were overdue prior to the date of such acceleration; (B) to the extent that payment of such interest is lawful, interest at the applicable rate on the amounts set forth in clause (A) above; and (C) all unpaid Indenture Trustee Fees, indemnified amounts and sums paid or advanced by the Indenture Trustee hereunder or by the Manager and the reasonable and documented compensation, out-of-pocket expenses, indemnities, disbursements and advances of the Indenture Trustee, its agents and counsel incurred in connection with the enforcement of this Indenture, in each case allocable to such Series; and (ii) all Events of Default for such Series, other than the nonpayment of the principal of or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 813 hereof. 26 737897515 20654080

No such rescission with respect to any Series-Specific Event of Default shall affect any subsequent Series-Specific Event of Default or impair any right consequent thereon. Section 803 Collection of Indebtedness. The Issuer covenants that, if an Event of Default occurs and is continuing and a declaration of acceleration has been made under Section 802 and not rescinded, the Issuer will, upon demand of the Indenture Trustee (acting at the written direction of the applicable Noteholders), pay to the Indenture Trustee, for the benefit of the Noteholders of the affected Series, an amount equal to the whole amount then due and payable on such Notes of such Series that have been accelerated for principal and interest, with interest upon the overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the applicable interest rate payable with respect to each such Note and, in addition thereto, such further amount as shall be sufficient to cover all other outstanding obligations owing to such accelerated Series of Notes, the costs and out-of-pocket expenses of collection, including the reasonable and documented compensation, expenses, indemnities, disbursements and advances of the Indenture Trustee, the applicable Control Party, their respective agents and counsel incurred in connection with the enforcement of this Indenture. Section 804 Remedies. (a) If a Series-Specific Event of Default occurs and is continuing, the Indenture Trustee, by such officer or agent as it may appoint, shall notify each applicable Noteholder, the Transition Agent and the applicable Rating Agencies, if any, of such Series-Specific Event of Default. So long as an Event of Default is continuing or at any time after a declaration of acceleration has been made, the Indenture Trustee shall if instructed by the applicable Control Party: (i) institute any Proceedings, in its own name and as trustee of an express trust, for the collection of all amounts then due and payable on the Notes of the applicable Series under this Indenture or the related Supplement with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the related Series-Specific Collateral and any other assets of the Issuer related thereto any monies adjudged due; (ii) subject to the quiet enjoyment rights of any lessee of a Managed Container in the related Series-Specific Container Pool and the restrictions set forth in Section 3 of the Intercreditor Collateral Agreement, sell (including any sale made in accordance with Section 816 hereof), hold or lease the related Series-Specific Collateral or any portion thereof or rights or interest therein, at one or more public or private transactions conducted in any manner permitted by law; (iii) institute any Proceedings from time to time for the foreclosure of the Lien created by this Indenture with respect to Shared Collateral allocable to the related Series or by a Supplement with respect to the related Series-Specific Collateral; (iv) institute such other appropriate Proceedings to protect and enforce any other rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy; 27 737897515 20654080

(v) exercise any remedies of a secured party under the Uniform Commercial Code or any applicable law and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee or the Noteholders hereunder; and (vi) appoint a receiver or a manager over the Issuer or its assets. (b) For the avoidance of doubt, the Issuer or the Indenture Trustee may only sell all of the Containers and related leases in a Series-Specific Container Pool if the Control Party for such Series shall consent to such sale. Any such sale of Managed Containers must comply with the terms of, and be subject to terms of, the Intercreditor Collateral Agreement that limit the sale of on-lease Managed Containers that are then included in the Short Term Fleet or the Long Term Pooled Fleet. Section 805 Indenture Trustee May Enforce Claims Without Possession of Notes. (a) In all Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all of the applicable Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings. (b) All rights of action and claims under this Indenture, the related Supplement or any of the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of such Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery whether by judgment, settlement or otherwise shall, after provision for the payment of the reasonable compensation, expenses, and disbursements incurred and advances made, by the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Noteholders, subject to the subordination of payments among Classes of a particular Series as set forth in the related Supplement for such Series. Section 806 Allocation of Money Collected. If the Notes of any Series have been declared due and payable following an Event of Default and such declaration and its consequences have not been rescinded or annulled, any money collected by the Indenture Trustee pursuant to this Article or otherwise and any other monies that may be held or thereafter received by the Indenture Trustee as security for such Notes and the obligations secured hereby shall be allocated to such Series of Notes. Section 807 Limitation on Suits. Except to the extent provided in Section 808 hereof, no Noteholder shall have the right to institute any Proceeding, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless: (i) such Noteholder has previously given written notice to the Indenture Trustee of a continuing Series-Specific Event of Default; (ii) the Control Party for the applicable Series shall have made written request to the Indenture Trustee to institute Proceedings in respect of such Series-Specific Event of Default in its own name as Indenture Trustee hereunder; 28 737897515 20654080

(iii) such Noteholder or Noteholders have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (iv) the Indenture Trustee has, for thirty (30) days after its receipt by a Responsible Officer of the Indenture Trustee of such notice, request and offer of security or indemnity, failed to institute any such Proceeding; and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such thirty (30) day period by the Control Party for the applicable Series; it being understood and intended that no one or more Noteholders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder, or to obtain or to seek to obtain priority or preference over any other Noteholder (except to the extent provided in the related Supplement) or to enforce any right under this Indenture. Section 808 Unconditional Right of Noteholders to Receive Principal, Interest and Commitment Fees. Notwithstanding any other provision of this Indenture, each Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal of, interest on and commitment fees in respect of such Note as such principal, interest and commitment fees become due and payable in accordance with the provisions of this Indenture and the related Supplement and to institute any Proceeding for the enforcement of such payment, and such rights shall not be impaired without the consent of such Noteholder. Section 809 Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture or the related Supplement and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case, subject to any determination in such Proceeding, the Issuer, the Indenture Trustee and the applicable Noteholders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted. Section 810 Rights and Remedies Cumulative. No right or remedy conferred upon or reserved to the Indenture Trustee or to the Noteholders pursuant to this Indenture or any Supplement is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Section 811 Delay or Omission Not Waiver. No delay or omission of the Indenture Trustee or of any Noteholder to exercise any right or remedy accruing upon any Series-Specific Event of Default shall impair any such right or remedy or constitute a waiver of any such Series- Specific Event of Default or an acquiescence therein. Every right and remedy given by this Article 29 737897515 20654080 or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be. Section 812 Control by Control Party. (a) Upon the occurrence of a Series-Specific Event of Default, the related Control Party shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee, provided that (i) such direction shall not be in conflict with any rule of law or with this Indenture, including, without limitation, Section 804 hereof and (ii) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction. (b) Notwithstanding the grant of a security interest to secure the Outstanding Obligations owing to the Indenture Trustee, for the benefit of the related Noteholders, all rights to direct actions or to exercise rights or remedies under this Indenture or the UCC (including these set forth in Section 804 hereof) shall be vested solely in the related Control Party, and, by accepting the benefits of this Indenture, each Noteholder acknowledges such statement; provided, however, that nothing contained in this paragraph shall constitute a modification of Section 808 or Section 813(b) hereof. Section 813 Waiver of Past Defaults. (a) The related Control Party may, on behalf of all Noteholders of a Series, waive any past Event of Default for the related Series and its consequences except an Event of Default: (i) in the payment of (x) the principal balance of any Note of such Series on the Legal Final Maturity Date of such Note, (y) interest on any Note of such Series on any Payment Date, or (z) commitment fees in respect of any Note of such Series on any Payment Date, all of which defaults can be waived solely by the affected Noteholders; or (ii) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of all of the Noteholders of such Series affected thereby pursuant to Section 1002 of this Indenture. (b) Upon any such waiver, such Event of Default shall cease to exist and shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; provided, however, that no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon. Section 814 Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by acceptance of a Note shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as the Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits 30 737897515 20654080 and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section shall not apply to any suit instituted by the Indenture Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than ten percent (10%) of the unpaid principal balance of the Notes of a Series of Notes in the case of a related Series-Specific Event of Default, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the Legal Final Maturity Date of such Note. Section 815 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted. Section 816 Sale of Collateral. (a) The power to effect any sale (a “Sale”) of any portion of the Collateral pursuant to, and in accordance with, the provisions of Section 804 hereof shall not be exhausted by any one or more Sales as to any portion of the applicable Collateral remaining unsold, but shall continue unimpaired until all of such Collateral shall have been sold or all Outstanding Obligations with respect to the related Series shall have been paid in full. The Indenture Trustee, at the written direction of the applicable Control Party, may from time to time postpone any Sale by public announcement made at the time and place of such Sale. (b) Upon any Sale, whether made under the power of sale hereby given or under judgment, order or decree in any Proceeding for the foreclosure or involving the enforcement of this Indenture or a Supplement: (i) the Indenture Trustee, at the written direction of the applicable Control Party may bid for and purchase the property being sold, and upon compliance with the terms of such Sale may hold, retain and possess and dispose of such property in accordance with the terms of this Indenture or the applicable Supplement; and (ii) the receipt of the Indenture Trustee or of any officer thereof making such Sale shall be a sufficient discharge to the purchaser or purchasers at such Sale for its or their purchase money, and such purchaser or purchasers, and its or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Indenture Trustee or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misappropriation or non-application thereof. (c) The Indenture Trustee shall execute and deliver an appropriate instrument of conveyance provided to it transferring its interest in any portion of any Collateral in connection with a Sale thereof. In addition, the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest (subject to lessees’ rights of quiet enjoyment) in any portion of such Collateral in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a Sale shall be bound 31 737897515 20654080 to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies. Section 817 Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture or any Supplement shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture or any Supplement. Neither the Lien of this Indenture or any Supplement nor any rights or remedies of the Indenture Trustee or any Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer. ARTICLE IX CONCERNING THE INDENTURE TRUSTEE Section 901 Duties of the Indenture Trustee. The Indenture Trustee, prior to the occurrence of an Event of Default or after the cure or waiver of any Event of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the related Supplement and no implied duties shall be inferred against it. If any Event of Default has occurred and is continuing, the Indenture Trustee, at the written direction of the applicable Control Party, shall exercise such of the rights and powers vested in it by this Indenture and the related Supplement, and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs. The Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee which are specifically required to be furnished pursuant to any provisions of this Indenture and any applicable Supplement, shall, as expressly set forth in this Indenture or any applicable Supplement, determine whether they are substantially in the form required by this Indenture and any applicable Supplement; provided, however, that the Indenture Trustee shall not be responsible for investigating or re-calculating, evaluating, certifying, verifying or independently determining the accuracy or content (including mathematical calculations) of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished pursuant to this Indenture and any applicable Supplement. No provision of this Indenture or any Supplement shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that: (i) Prior to the occurrence of an Event of Default and after the cure or waiver of any Event of Default that may have occurred, the duties and obligations of the Indenture Trustee shall be determined solely by the express provisions of this Indenture and any Supplements issued pursuant to the terms hereof. The Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and any Supplements issued pursuant to the terms hereof, and no implied covenants or obligations shall be read into this Indenture against the Indenture 32 737897515 20654080

Trustee and, in the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively and exclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates, statements, reports, documents, orders, opinions or other instruments (whether in their original or facsimile form) furnished to the Indenture Trustee and conforming to the requirements of this Indenture and any Supplements issued pursuant to the terms hereof; (ii) The Indenture Trustee shall not be liable for actions taken, or any error of judgment made, in good faith by a Responsible Officer or Responsible Officers of the Indenture Trustee, unless it shall be proved that the Indenture Trustee was grossly negligent or, with respect to Fund Control Matters, negligent in ascertaining the pertinent facts; and (iii) The Indenture Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Requisite Global Majority or an applicable Control Party, as applicable relating to the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture. No provisions of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate security or indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 901. Section 902 Certain Matters Affecting the Indenture Trustee. Except as otherwise provided in Section 901 hereof: (i) The Indenture Trustee may conclusively and exclusively rely and shall be fully protected in acting or refraining from acting upon any Opinion of Counsel, certificate of an officer of the Manager, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties; (ii) The Indenture Trustee may consult with counsel of its selection and any advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance in reliance thereof; (iii) The Indenture Trustee shall not be liable with respect to any action it takes or omits to take in accordance with a direction received by it from the Issuer or the Requisite Global Majority or applicable Control Party in accordance with the terms of this 33 737897515 20654080

Indenture and the other Transaction Documents. The Indenture Trustee shall be under no obligation to institute, conduct or defend any litigation or Proceeding hereunder or in relation hereto at the request, order or direction of the Requisite Global Majority or the applicable Control Party, pursuant to the provisions of this Indenture, unless the Requisite Global Majority or applicable Control Party shall have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; (iv) The Indenture Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture or any Supplement; (v) The Indenture Trustee shall not be bound to take any discretionary action, including any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Requisite Global Majority or an applicable Control Party; provided, however, that the Indenture Trustee may require security or indemnity reasonably satisfactory to it against any cost, expense or liability likely to be incurred in making such investigation as a condition to so proceeding. The reasonable expense of any such examination shall be paid, on a pro rata basis, by the Noteholders of the applicable Series requesting such examination or, if paid by the Indenture Trustee, shall be reimbursed by such Noteholders upon demand; (vi) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder; (vii) The Indenture Trustee shall not be deemed to have knowledge of any default, Event of Default, Early Amortization Event or other event or information, or be required to act upon any default, Event of Default, Early Amortization Event or other event or information (including the sending of any notice) unless a Responsible Officer of the Indenture Trustee shall have received written notice or has actual knowledge of such event or information, and shall have no duty to take any action to determine whether any such event, default, Event of Default or Early Amortization Event has occurred; (viii) The knowledge of the Indenture Trustee shall not be attributed or imputed to Wilmington Trust, National Association’s other roles in the transaction and knowledge of the Securities Intermediary, Paying Agent and Note Registrar shall not be attributed or imputed to each other or to the Indenture Trustee (other than those where the roles are performed by the same group or division within Wilmington Trust, National Association or otherwise share the same Responsible Officers), or any affiliate, line of business, or other division of Wilmington Trust, National Association (and vice versa); (ix) Notwithstanding anything to the contrary herein or otherwise, under no circumstance will the Indenture Trustee be liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including lost profits), whether or 34 737897515 20654080 not foreseeable, even if the Indenture Trustee is actually aware of or has been advised of the likelihood of such loss or damage; (x) Before the Indenture Trustee acts or refrains from taking any action under this Indenture, it may require an officer’s certificate and/or an opinion of counsel from the party requesting that the Indenture Trustee act or refrain from acting in form and substance acceptable to the Indenture Trustee, the costs of which (including the Indenture Trustee’s reasonable attorney’s fees and expenses) shall be paid by the party requesting that the Indenture Trustee act or refrain from acting. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such officer’s certificates and/or opinions of counsel; (xi) The Indenture Trustee shall incur no liability if, by reason of any provision of any future law or regulation thereunder, or by any force majeure event, including but not limited to natural disaster, act of war or terrorism, or other circumstances beyond its reasonable control, the Indenture Trustee shall be prevented or forbidden from doing or performing any act or thing which the terms of this Indenture provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Indenture or any other transaction document; (xii) Notwithstanding anything to the contrary in this Indenture, the Indenture Trustee shall not be required to take any action that is not in accordance with applicable law; (xiii) The right of the Indenture Trustee to perform any permissive or discretionary act enumerated in this Indenture or any related document shall not be construed as a duty; (xiv) Neither the Indenture Trustee nor any of its officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any collateral securing the Notes, for the legality, enforceability, effectiveness or sufficiency of the transaction documents for the creation, perfection, continuation, priority, sufficiency or protection of any of the liens, or for any defect or deficiency as to any such matters, or for monitoring the status of any lien or performance of the collateral; (xv) The Indenture Trustee shall not be liable for any action or inaction of the Issuer, the Manager, the Seller, or any other party (or agent thereof) to this Indenture or any related document and may assume compliance by such parties with their obligations under this Agreement or any related agreements, unless a Responsible Officer of the Indenture Trustee shall have received written notice to the contrary at the Corporate Trust Office of the Indenture Trustee; (xvi) The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder and under the other transaction documents, including without limitation, the 35 737897515 20654080

Paying Agent, Note Registrar and Securities Intermediary, and to each agent, custodian and other Person employed to act hereunder; (xvii) The Indenture Trustee may enter into the Intercreditor Collateral Agreement, either directly or by execution of a joinder, as applicable; and (xviii) The Indenture Trustee shall have no duty to see to, or be responsible for the correctness or accuracy of, any recording, filing or depositing of this Indenture or any agreement referred to herein, or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refilling or re-depositing of any thereof. The provisions of this Section 902 shall be applicable to the Indenture Trustee in its capacity as the Indenture Trustee under this Indenture. Section 903 Indenture Trustee Not Liable. (a) The recitals contained herein (other than the representations and warranties contained in Section 911 hereof), in any Supplement and in the Notes (other than the certificate of authentication on the Notes) shall be taken as the statements of the Issuer, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representations as to, and shall not be responsible for, the validity, legality, enforceability or adequacy or sufficiency of this Indenture, any Supplement, the Notes, the Collateral or of any Transaction Document, or as to the correctness of any statement contained in any thereof; provided that this sentence shall not limit the representations and warranties made by the Indenture Trustee in Section 911. The Indenture Trustee shall not be accountable for the use or application by the Issuer of any of the Notes or of the proceeds thereof, or for the use or application of any funds paid to the Issuer or the Manager in respect of the Collateral. (b) The Indenture Trustee shall have no responsibility or liability for or with respect to the existence or validity of any Container, the perfection of any security interest (whether as of the date hereof or at any future time), the maintenance of or the taking of any action to maintain such perfection, the validity of the assignment of any portion of the Collateral to the Indenture Trustee or of any intervening assignment, the compliance by the Seller or the Manager with any covenant or the breach by the Seller or the Manager of any warranty or representation made hereunder, in any Supplement or in any related document or the accuracy of such warranty or representation, any investment of monies in each Revenue Reserve Account, Restricted Cash Account or other Series Account for such Series or any loss resulting therefrom (provided that such investments are made in accordance with the provisions of Section 302 hereof), or the acts or omissions of the Seller or the Manager taken in the name of the Indenture Trustee. (c) Except as expressly provided herein or in any Supplement, the Indenture Trustee shall not have any obligation or liability under any Contract by reason of or arising out of this Indenture or the granting of a security interest in such Contract hereunder or the receipt by the Indenture Trustee of any payment relating to any Contract pursuant hereto, nor shall the Indenture Trustee be required or obligated in any manner to perform or fulfill any of the obligations of the Issuer, the Seller or the Manager under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it, or the sufficiency of any performance by any party, under any Contract. 36 737897515 20654080

Section 904 Indenture Trustee May Own Notes. Subject to compliance with subsection (a)(4)(i) of Rule 3a-7 under the Investment Company Act of 1940, the Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes with the same rights it would have if it were not the Indenture Trustee. Section 905 Indenture Trustee’s Fees and Expenses. The fees, expenses, disbursements, advances and indemnification amounts (including, but not limited to, attorneys’ fees and expenses and court costs) (collectively, “Indenture Trustee Fees”) of the Indenture Trustee shall be paid by the Issuer in accordance with the terms of each applicable Supplement hereof. Subject to the provisions of Section 902(iii) hereof the Issuer shall indemnify the Indenture Trustee and each of its officers, directors and employees for, and hold them harmless against, any loss, liability, damage claim or expense (including reasonable legal fees, costs and expenses and court costs), in each case incurred without willful misconduct or gross negligence or, with respect to Fund Control Matters, negligence on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself both individually and in its representative capacity against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder and those incurred in connection with any action, claim or suit brought to enforce the Indenture Trustee’s right to indemnification (“Indenture Trustee Indemnified Amounts”). The obligations of the Issuer under this Section 905 to compensate the Indenture Trustee, to pay or reimburse the Indenture Trustee for expenses, disbursements and advances and to indemnify and hold harmless, the Indenture Trustee shall constitute Outstanding Obligations hereunder and shall survive the resignation or removal of the Indenture Trustee and the satisfaction and discharge and assignment of this Indenture. When the Indenture Trustee incurs expenses or renders services in connection with an Event of Default related to a Bankruptcy Event with respect to the Issuer, the expenses and the compensation for the services are intended to constitute expenses of administration under any Insolvency Law. Section 906 Eligibility Requirements for the Indenture Trustee. The Indenture Trustee hereunder shall at all times be a national banking association or a corporation, organized and doing business under the laws of the United States of America or any State, and authorized under such laws to exercise corporate trust powers. In addition, the Indenture Trustee or its parent corporation shall at all times (i) have a combined capital and surplus of at least Two Hundred Fifty Million Dollars ($250,000,000), (ii) be subject to supervision or examination by federal or State authority and (iii) have a long-term unsecured senior debt rating of not less than investment grade by Moody’s and S&P, and short-term unsecured senior debt rating of not less than investment grade by Moody’s and S&P. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then, for the purposes of this Section 906, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, the Indenture Trustee shall resign promptly in the manner and with the effect specified in Section 907 hereof. 37 737897515 20654080

Section 907 Resignation and Removal of the Indenture Trustee. The Indenture Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Issuer, the Manager, the Transition Agent and the Noteholders. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Indenture Trustee, the Transition Agent and one copy to the successor Indenture Trustee. If no successor Indenture Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the Requisite Global Majority may appoint a successor Indenture Trustee or, if it does not do so within 30 days thereafter, the resigning Indenture Trustee may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Indenture Trustee, which successor Indenture Trustee shall meet the eligibility standards set forth in Section 906. If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 906 hereof and shall fail to resign after written request therefor by the Issuer, or if at any time the Indenture Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Issuer shall remove the Indenture Trustee and appoint a successor Indenture Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Indenture Trustee so removed and one copy to the successor Indenture Trustee. If no successor Indenture Trustee shall have been so appointed and have accepted appointment within 30 days after such removal, the Requisite Global Majority may appoint a successor Indenture Trustee or, if it does not do so within 30 days after such resignation or removal, the departing Indenture Trustee may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Indenture Trustee, which successor Indenture Trustee shall meet the eligibility standards set forth in Section 906. In addition, the Issuer may, with the consent of the Requisite Global Majority, remove the Indenture Trustee for cause and appoint a successor Indenture Trustee with prior written notice by written instrument, in duplicate, one copy of which instrument shall be delivered to the Indenture Trustee so removed and one copy to the successor Indenture Trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor Indenture Trustee as provided in Section 908 hereof. Section 908 Successor Indenture Trustee. Any successor Indenture Trustee appointed as provided in Section 907 hereof shall execute, acknowledge and deliver to the Issuer and to its predecessor Indenture Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as the Indenture Trustee herein. The predecessor Indenture Trustee shall upon payment of all charges due it, its agents and counsel deliver to the successor Indenture Trustee all documents relating to the Collateral, if any, delivered to it, together with any amount remaining in each Revenue Reserve Account, each Restricted Cash Account and any other Series 38 737897515 20654080

Accounts for such Series. In addition, the predecessor Indenture Trustee and, upon request of the successor Indenture Trustee, the Issuer shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Indenture Trustee all such rights, powers, duties and obligations. No successor Indenture Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Indenture Trustee shall be eligible under the provisions of Section 906 hereof and shall be acceptable to the Requisite Global Majority. Upon acceptance of appointment by a successor Indenture Trustee as provided in this Section, the Issuer shall mail notice of the succession of such Indenture Trustee hereunder to all Noteholders at their addresses as shown in the registration books maintained by the Indenture Trustee. If the Issuer fails to mail such notice within ten (10) days after acceptance of appointment by the successor Indenture Trustee, the successor Indenture Trustee shall cause such notice to be mailed at the expense of the Issuer. Section 909 Merger or Consolidation of the Indenture Trustee. Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to the business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 906 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. Section 910 Separate Indenture Trustees, Co-Indenture Trustees and Custodians. If the Indenture Trustee is not capable of acting for jurisdictional purposes, it shall have the power from time to time to appoint one or more Persons or corporations to act either as co-trustees jointly with the Indenture Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any of the Collateral, when such separate trustee or co-trustee is necessary or advisable under any Applicable Laws or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any applicable jurisdiction. The separate trustees, co-trustees, or custodians so appointed shall be trustees, co- trustees, or custodians for the benefit of all Noteholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Indenture Trustee and the Indenture Trustee shall not have any liability relating to such appointment. The Issuer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment. Every separate trustee, co-trustee and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions: (i) all powers, duties, obligations and rights conferred upon the Indenture Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Indenture Trustee; 39 737897515 20654080

(ii) all other rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee, co-trustee or custodian; (iii) no trustee, co-trustee, separate trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee, co-trustee, separate trustee or custodian hereunder; and (iv) the Issuer or the Indenture Trustee may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian so appointed by it or them if such resignation or removal does not violate the other terms of this Indenture. Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Indenture and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be furnished to the Indenture Trustee. Any separate trustee, co-trustees, or custodian may, at any time, constitute the Indenture Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee, co-trustee, or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or custodian. No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 906 hereof and no notice to Noteholders of the appointment thereof shall be required under Section 908 hereof. The Indenture Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Indenture Trustee’s obligations hereunder. Section 911 Representations and Warranties. The Indenture Trustee hereby represents and warrants as of each Series Issuance Date of each Series that: (a) Organization and Good Standing. The Indenture Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the 40 737897515 20654080

United States, and has the power to own its assets and to transact the business in which it is presently engaged; (b) Authorization. The Indenture Trustee has the power, authority and legal right to execute, deliver and perform this Indenture and each Supplement and to authenticate the Notes, and the execution, delivery and performance of this Indenture and each Supplement and the authentication of the Notes has been duly authorized by the Indenture Trustee by all necessary corporate action; (c) Binding Obligations. This Indenture and each Supplement, assuming due authorization, execution and delivery by the Issuer, constitutes the legal, valid and binding obligations of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors’ rights generally and the rights of trust companies in particular and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought, whether in a Proceeding at law or in equity; (d) No Violation. The performance by the Indenture Trustee of its obligations under this Indenture and each Supplement will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the charter documents or bylaws of the Indenture Trustee; (e) No Proceedings. There are no Proceedings or investigations to which the Indenture Trustee is a party pending, or, to the knowledge of the Indenture Trustee without independent investigation, threatened, before any court, regulatory body, administrative agency or other tribunal or Governmental Authority (A) asserting the invalidity of this Indenture or the Notes, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Indenture or (C) seeking any determination or ruling that would materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture or the Notes; and (f) Approvals. Neither the execution or delivery by the Indenture Trustee of this Indenture nor the consummation of the transactions by the Indenture Trustee contemplated hereby requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any Governmental Authority under any existing federal or State of New York or State of Delaware law governing the banking or trust powers of the Indenture Trustee. Section 912 Indenture Trustee Offices. The Indenture Trustee shall maintain in the State of Delaware an office or offices or agency or agencies where Notes may be surrendered for registration of transfer or exchange, which office shall initially be located at the Corporate Trust Office, and shall promptly notify the Issuer, the Manager and the Noteholders of any change of such location. 41 737897515 20654080

Section 913 Notice of Various Events. If a Responsible Officer of the Indenture Trustee shall have actual knowledge that an Event of Default or an Early Amortization Event shall have occurred and be continuing, the Indenture Trustee shall promptly (but in any event within five (5) Business Days) give written notice thereof to each affected Noteholder and the Transition Agent. For all purposes of this Indenture, in the absence of actual knowledge by a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall not be deemed to have actual knowledge of any Event of Default or Early Amortization Event unless notified in writing thereof by the Issuer, the Seller, the Manager, the Transition Agent or any Noteholder. Section 914 Notices. Any application by the Indenture Trustee for written instructions from the Issuer may, at the option of the Indenture Trustee, set forth in writing any action proposed to be taken or omitted by the Indenture Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Indenture Trustee shall not be liable for any action taken by, or omission of, the Indenture Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date any officer of the limited liability company manager of the Issuer actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Indenture Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted. ARTICLE X SUPPLEMENTAL INDENTURES Section 1001 Supplemental Indentures Not Creating a New Series Without Consent of Noteholders. (a) Without the consent of any Noteholder or any other Person, the Issuer and the Indenture Trustee but with prior notice from the Issuer to each Rating Agency, at any time and from time to time, may enter into one or more Supplements to this Indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or for the purposes of modifying in any manner the rights of the Noteholders under this Indenture subject to the satisfaction of the following conditions: (i) the Issuer delivers an Opinion of Counsel to the Indenture Trustee to the effect that such supplemental indenture will not materially and adversely affect the interests of the Noteholders; or (ii) the Rating Agency Condition is satisfied with respect to such amendment and the Issuer notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment. (b) Without the consent of the Noteholders or any other Person, the Issuer and the Indenture Trustee may also enter into one or more Supplements to this Indenture for the purpose of conforming to or being consistent with or in furtherance of any of the statements made with respect to any of the Notes or any of the other Transaction Documents in the offering memorandum for any Series of Notes, or to correct or supplement any provision in this Indenture which may be inconsistent with the provisions of any other Transaction Document. 42 737897515 20654080

Amendments, modifications and waivers of the terms of a Supplement pursuant to which a Series of Notes was issued will be governed by the terms of such Supplement. (c) Promptly after the execution by the Issuer and the Indenture Trustee of any Supplement pursuant to this Section, the Indenture Trustee shall mail to the Noteholders of all Series of Notes then Outstanding, each Rating Agency and the Transition Agent a copy of such Supplement. Any failure of the Indenture Trustee to mail such Supplement, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplement. Section 1002 Supplemental Indentures Not Creating a New Series with Consent of Noteholders. (a) If Section 1001 does not apply to a Supplement to this Indenture, then with the consent of the Requisite Global Majority, the Issuer and the Indenture Trustee may enter into a Supplement to this Indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of, the provisions of this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that no such Supplement shall, without the consent of the Noteholder of each Note adversely affected thereby: (i) reduce the principal amount of any Note, lengthen the Legal Final Maturity Date of any Series of Notes, reduce the rate of interest of any Note, or change the date on which or the amount of which, or the place of payment where, or the coin or currency in which, any Note or the interest thereon, is payable or impair the right to institute suit for the enforcement of any such payment on or after the Legal Final Maturity Date thereof; (ii) reduce the percentage of Outstanding Notes or Existing Commitments required for (a) the consent of any Supplement to this Indenture, (b) the consent required for any waiver of compliance with certain provisions of this Indenture or certain Events of Default hereunder and their consequences as provided for in this Indenture or (c) the consent required to waive any payment default on the Notes; (iii) modify any provision of this Indenture which specifies that such provision cannot be modified or waived without the consent of the Noteholder affected thereby; (iv) impair or adversely affect the Collateral in any material respect as a whole, except as otherwise permitted herein; or (v) permit the creation of any Lien ranking prior to, or on a parity with, the Lien of this Indenture with respect to any part of the Collateral set forth in this Indenture or terminate the Lien of this Indenture on any property at any time subject to the Lien created by the Indenture or deprive in any material respect the Noteholder of the security afforded by the Lien of this Indenture, except as otherwise permitted in this Indenture. Amendments, modifications and waivers of the terms of a Supplement pursuant to which a Series of Notes was issued will be governed by the terms of such Supplement. 43 737897515 20654080

Prior to the execution of any Supplement pursuant to this Section 1002, the Issuer shall provide prior written notice to each Rating Agency and the Transition Agent setting forth in general terms the substance of any such Supplement. (b) Promptly after the execution by the Issuer and the Indenture Trustee of any Supplement pursuant to this Section, the Indenture Trustee shall mail to the Noteholders of all Series of Notes then Outstanding, each Rating Agency and the Transition Agent a copy of such Supplement. Any failure of the Indenture Trustee to mail such Supplement, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplement. Section 1003 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, a Supplement permitted by this Article or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that all conditions precedent specified in this Indenture for the execution of such Supplement have been satisfied and that the execution of such Supplement is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such Supplement which affects the Indenture Trustee’s own rights, duties or immunities under this Indenture or otherwise. Section 1004 Effect of Supplemental Indentures. Upon the execution of any Supplement under this Article, this Indenture shall be modified in accordance therewith, and such Supplement shall form a part of this Indenture for all purposes, and every Noteholder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. Section 1005 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any Supplement pursuant to this Article may, and shall if required by the Issuer, bear a notation in the form provided in such Supplement as to any matter provided for in such Supplement. If the Issuer shall so determine, new Notes so modified as to conform may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee (at the written direction of the Issuer) in exchange for Outstanding Notes. Section 1006 Issuance of Series of Notes. (a) The Issuer may from time to time direct the Indenture Trustee in writing to execute and authenticate one or more Series of Notes (each, a “Series”). (b) On or before the Series Issuance Date relating to any Series, the parties hereto will execute and deliver a Supplement which will specify the Principal Terms of such Series. The terms of such Supplement may modify or amend the terms of this Indenture solely as applied to such Series. The obligation of the Indenture Trustee to authenticate, execute and deliver the Notes of such Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions: (i) on or before the Series Issuance Date, the Issuer shall have given the Indenture Trustee, the Manager, the Transition Agent, each Rating Agency (and, if such Series is to be registered pursuant to the Securities Act, all Rating Agencies that have rated any prior Series) notice of the Series and the Series Issuance Date; 44 737897515 20654080

(ii) the Issuer shall have delivered to the Indenture Trustee the related Supplement executed by the Issuer; (iii) the Rating Agency Condition shall have been satisfied with respect to each Series of Notes then Outstanding for which a Rating Agency has assigned a rating; (iv) the Issuer shall have delivered to the Indenture Trustee, each Rating Agency and, if required, any Noteholder, any Opinions of Counsel required by the related Supplement, including without limitation with respect to enforceability and security interest perfection issues; (v) no Early Amortization Event or Event of Default has occurred and is then continuing (or would result from the issuance of such additional Series) and that the issuance of such additional Series would not result in an Early Amortization Event or an Event of Default and the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate stating the same; (vi) such other conditions as shall be specified in the related Supplement; and (vii) the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate that all of the conditions specified in clauses (i) through (vi) have been satisfied. Upon satisfaction of the above conditions, the Indenture Trustee shall execute the Supplement and authenticate, execute and deliver the Notes of such Series; provided, however, that, prior to the issuance of Notes of any Series after the Closing Date, the Issuer shall receive an Opinion of Counsel (a copy of which Opinion of Counsel shall be delivered by the Issuer to the Indenture Trustee) to the effect that, for U.S. federal income tax purposes, the issuance of the Notes of such Series will not (x) adversely affect the tax characterization as debt of any outstanding Notes of any Series for which an Opinion of Counsel was rendered in connection with the original issuance of such Notes to the effect that such Notes are treated as debt for federal tax purposes and (y) such issuance will not cause the Issuer to be treated as an association (or publicly traded partnership) taxable as a corporation; and provided further that, notwithstanding any other provision of this Article, clauses (i), (iii) and (iv) of this Section shall not apply to the issuance of the initial Series of Notes or the related Supplement. (c) Notwithstanding any other provision of this Indenture, no Subject Notes may be issued hereunder except in a transaction or transactions (i) that are not required to be registered under the Securities Act and (ii) to the extent such issuance is not required to be so registered by reason of Regulation S under the Securities Act, that would not be required to be so registered if the interests so offered or sold were offered and sold within the United States. Any purported issuance of any Subject Notes in violation of the immediately preceding sentence shall be void to the greatest extent permitted under Applicable Law. 45 737897515 20654080

ARTICLE XI NOTEHOLDERS LISTS Section 1101 Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders. Unless otherwise provided in the related Supplement, the Issuer will furnish or cause to be furnished to the Indenture Trustee (i) not more than ten (10) days after receipt of a request from the Indenture Trustee, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses, tax identification numbers of, and any other information with respect thereto, the Noteholders as of such date, and (ii) at such other times as the Indenture Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee maintains the Note Register, no such lists shall be required to include the names and addresses received by the Indenture Trustee in such capacity; provided, further, that if the Indenture Trustee is the Note Registrar, all references in this Section to the Issuer shall be deemed to refer instead to the Indenture Trustee. Section 1102 Preservation of Information; Communications to Noteholders. The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 1101 and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 1101 upon receipt of a new list so furnished. ARTICLE XII MISCELLANEOUS PROVISIONS Section 1201 Compliance Certificates and Opinions. (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture or any Supplement, the Issuer shall furnish to the Indenture Trustee a certificate stating that all conditions precedent, if any, provided for in this Indenture and any relevant Supplement relating to the proposed action have been complied with and, if required pursuant to the terms of this Indenture, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. (b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include: (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto; 46 737897515 20654080

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has been complied with; and (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with; provided that in the case of an opinion delivered by a law firm, such opinion may, but need not, make such statements with regard to the individual signing such opinion. Section 1202 Form of Documents Delivered to Indenture Trustee. (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. (b) Any certificate or opinion may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, another Person, unless the Person providing such certificate or opinion knows that the certificate or opinion or representations with respect to the matters upon which such Person’s certificate or opinion is based are erroneous. (c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument. Section 1203 Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture or any Supplement to be given or taken by Noteholders may be (i) embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing, (ii) evidenced by the written consent or direction of Noteholders of the specified percentage of the principal amount of the Notes, or (iii) evidenced by a combination of such instrument or instruments; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments, or consent or direction, are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent or of the execution of any written consent or direction shall be sufficient for any purpose of this Indenture and conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section. (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where 47 737897515 20654080 such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Indenture Trustee deems sufficient. (c) The ownership of Notes shall be proved by the Note Register. (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Noteholder shall bind every future Noteholder of the same Note and the Noteholder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note. Section 1204 Limitation of Right. Except as expressly set forth in this Indenture, this Indenture shall be binding upon the Issuer, the Noteholders and their respective successors and permitted assigns and shall not inure to the benefit of any Person other than the parties hereto, the Noteholders and the Manager as provided herein. Section 1205 Severability. If any provision of this Indenture is held to be in conflict with any applicable statute or rule of law or is otherwise held to be unenforceable for any reason whatsoever, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses or Sections of this Indenture shall not affect the remaining portions of this Indenture, or any part thereof. Section 1206 Notices. (a) All demands, notices, instructions, directions and communications hereunder shall be in writing, personally delivered, or by facsimile (with subsequent telephone confirmation of receipt thereof) or such other electronic means of transmittal as shall be designated by the intended recipient in a written notice to the other parties, or sent by internationally recognized overnight courier service to: Manager: Triton Container International Limited 100 Manhattanville Road Purchase, New York 10577-2135 Attn: Treasurer Fax: 914-697-2526 Issuer: Triton Container Finance VIII LLC 100 Manhattanville Road Purchase, New York 10577-2135 Attn: Treasurer Indenture Trustee: Wilmington Trust, National Association 1100 North Market Street Wilmington, Delaware 19890-1605 48 737897515 20654080

Attention: Corporate Trust Administration/Robert Perkins Fax: 302-651-8947 Transition Agent: Wilmington Trust, National Association 1100 North Market Street Wilmington, Delaware 19890-1605 Attention: Corporate Trust Administration/Robert Perkins Fax: 302-651-8947 or at such other address as shall be designated by such party in a written notice to the other parties. Any notice required or permitted to be given to a Noteholder shall be given by certified first class mail, postage prepaid (return receipt requested), or by courier, or by facsimile, with subsequent telephone confirmation of receipt thereof, or other electronic means customary for or designated by such Noteholder, in each case pursuant to the delivery instructions furnished by such Noteholder. Notice shall be effective and deemed received (a) two (2) days after being delivered to the courier service, if sent by courier, (b) upon receipt of confirmation of transmission, if sent by fax or other electronic means, or (c) when delivered, if delivered by hand. Any rights to notices conveyed to a Rating Agency pursuant to the terms of this Indenture with respect to any Series or Class shall terminate immediately if such Rating Agency no longer has a rating outstanding with respect to such Series or Class. Section 1207 Consent to Jurisdiction. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, OR ANY TRANSACTION CONTEMPLATED HEREBY, MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND, SOLELY FOR THE PURPOSES OF THIS INDENTURE, EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING. Section 1208 Captions. The captions or headings in this Indenture are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Indenture. Section 1209 Governing Law. THE INDENTURE SHALL BE CONSTRUED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW, AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Section 1210 No Petition. The Indenture Trustee, on its own behalf, hereby covenants and agrees, and each Noteholder by its acquisition of a Note shall be deemed to covenant and agree, that it will not institute (or cause or direct or solicit any Person to institute) against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law, at any time other than on a date 49 737897515 20654080 which is at least one (1) year and one (1) day after the last date on which any Note of any Series was Outstanding. Section 1211 Patriot Act. The parties hereto acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, the Indenture Trustee in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Indenture Trustee. Each party hereby agrees that it shall provide the Indenture Trustee with such information as the Indenture Trustee may request that will help Indenture Trustee to identify and verify each party’s identity, including without limitation each party’s name, physical address, tax identification number, organizational documents, certificate of good standing, license to do business, or other pertinent identifying information. Section 1212 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTIES HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO THIS INDENTURE OR ANY OTHER TRANSACTION DOCUMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF. Section 1213 Waiver of Immunity. To the extent that any party hereto or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal actions, suits or Proceedings, from set-off or counterclaim, from the jurisdiction or judgment of any competent court, from service of process, from execution of a judgment, from attachment prior to judgment, from attachment in aid of execution, or from execution prior to judgment, or other legal process in any jurisdiction, such party, for itself and its successors and assigns and its property, does hereby irrevocably and unconditionally waive, and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Indenture, the other Transaction Documents or the subject matter hereof or thereof, subject, in each case, to the provisions of the Transaction Documents and mandatory requirements of Applicable Law. Section 1214 Judgment Currency. The parties hereto (A) acknowledge that the matters contemplated by this Indenture are part of an international financing transaction and (B) hereby agree that (i) specification and payment of Dollars is of the essence, (ii) Dollars shall be the currency of account in the case of all obligations under the Transaction Documents unless otherwise expressly provided herein or therein, (iii) the payment obligations of the parties under the Transaction Documents shall not be discharged by an amount paid in a currency or in a place other than that specified with respect to such obligations, whether pursuant to a judgment or otherwise, except to the extent actually received by the Person entitled thereto and converted into Dollars by such Person (it being understood and agreed that, if any party hereto shall so receive an amount in a currency other than Dollars, it shall (A) if it is not the Person entitled to receive payment, promptly return the same (in the currency in which received) to the Person from whom it was received or (B) if it is the Person entitled to receive payment, either, in its sole discretion, 50 737897515 20654080

(x) promptly return the same (in the currency in which received) to the Person from whom it was received or (y) subject to reasonable commercial practices, promptly cause the conversion of the same into Dollars), (iv) to the extent that the amount so paid on prompt conversion to Dollars under normal commercial practices does not yield the requisite amount of Dollars, the obligee of such payment shall have a separate cause of action against the party obligated to make the relevant payment for the additional amount necessary to yield the amount due and owing under the Transaction Documents, (v) if, for the purpose of obtaining a judgment in any court with respect to any obligation under any of the Transaction Documents, it shall be necessary to convert to any other currency any amount in Dollars due thereunder and a change shall occur between the rate of exchange applied in making such conversion and the rate of exchange prevailing on the date of payment of such judgment, the obligor in respect of such obligation will pay such additional amounts (if any) as may be necessary to insure that the amount paid on the date of payment is the amount in such other currency which, when converted into Dollars and transferred to New York City, New York, in accordance with normal banking procedures, will result in realization of the amount then due in Dollars and (vi) any amount due under this paragraph shall be due as a separate debt and shall not be affected by or merged into any judgment being obtained for any other sum due under or in respect of the Transaction Documents. Section 1215 Consents and Approvals. If a consent or approval from any Person (other than the Indenture Trustee, the Transition Agent, the Issuer and other than any Noteholder) is required to be provided to the Issuer under this Indenture or any Supplement, such consent or approval shall be deemed to have been given if the Issuer does not receive a written objection from such Person within ten (10) Business Days after a written request by the Issuer for such consent or approval shall have been given. Section 1216 Counterparts. This Indenture may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Indenture by signing and delivering one or more counterparts. Section 1217 Signatures. This Indenture may be executed by an authorized individual on behalf of each party hereto by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, in each case to the extent applicable; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any electronic signature or faxed, scanned, or photocopied manual signature of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. Notwithstanding the foregoing, with respect to any notice provided for in this Indenture or any instrument required or permitted to be delivered hereunder, any party hereto receiving or relying upon such notice or instrument shall be entitled to request execution thereof by original manual signature as a condition to the effectiveness thereof. Section 1218 Multiple Roles. The parties expressly acknowledge and consent to Wilmington Trust, National Association acting in the multiple capacities of Securities Intermediary, Paying Agent, Note Registrar and in the capacity as Indenture Trustee. Wilmington 51 737897515 20654080

Trust, National Association may, in such multiple capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles or other breach of duties to the extent that any such conflict or breach arises from the performance by Wilmington Trust, National Association of express duties set forth in this Indenture and any other transaction documents in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto except in the case of gross negligence or, with respect to Fund Control Matters, negligence (other than errors in judgment) and willful misconduct by Wilmington Trust, National Association. 52 737897515 20654080

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed and delivered, all as of the day and year first above written. TRITON CONTAINER FINANCE VIII LLC, By: Triton Container International Limited, its manager By: /s/ Michael S. Pearl Name: Michael S. Pearl Title: Vice President and Treasurer TCF VIII INDENTURE 737897515 20654080

WILMINGTON TRUST, NATIONAL ASSOCIATION, Not individually but solely as Indenture Trustee By: /s/ Robert J. Perkins Name: Robert J. Perkins Title: Vice President TCF VIII INDENTURE 737897515 20654080

EXHIBIT A INVESTMENT LETTER (Transfers pursuant to Rule 144A) FOR VALUE RECEIVED the undersigned registered Noteholder (the “Seller”) hereby sell(s), assign(s) and transfer(s) unto (please print or type name and address including postal zip code of assignee): (The “Purchaser”), Taxpayer Identification No. , [$ of] [Series _____ Asset Backed Note bearing number _____] (the “Note”) and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises. 1. In connection with such transfer and in accordance with Section 205 of the Indenture (as amended or supplemented from time to time as permitted thereby, the “Indenture”), dated as of September 21, 2020 between Triton Container Finance VIII LLC (the “Issuer”) and Wilmington Trust, National Association (the “Indenture Trustee”), the Seller hereby certifies the following facts to the Issuer and the Indenture Trustee: Neither the Seller nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of the Note, any interest in the Note or any other similar security to any Person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of the Note, any interest in the Note or any other similar security from, any Person in any manner, or (c) made any general solicitation by means of general advertising or in any other manner, or taken any other action, in each case which would constitute a distribution of the Note under the Securities Act of 1933, as amended (the “1933 Act”), or which would render the disposition of the Note a violation of Section 5 of the 1933 Act or require registration pursuant thereto. Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such terms in the Indenture, or if not defined therein, as defined in the Series _________ Supplement, dated as of ______, as amended or modified from time to time between the Issuer and the Indenture Trustee. 2. The Purchaser warrants and represents to, and covenants with the Issuer and the Indenture Trustee pursuant to Section 205 of the Indenture as follows: (a) The Purchaser understands that the Note has not been registered under the 1933 Act or the securities laws of any State. (b) The Purchaser is acquiring the Note for investment for its own account only and not for any other Person. (c) The Purchaser is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Note. Exhibit A – Page 1 737897515 20654080

(d) The Purchaser is a “qualified institutional buyer” as that term is defined in Rule 144A under the 1933 Act (“Rule 144A”) and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Purchaser is aware that the sale to it is being made in reliance on Rule 144A. The Purchaser is acquiring the Note for its own account or for the account of another qualified institutional buyer, understands that such Note may be offered, resold, pledged or transferred only (i) to a qualified institutional, buyer, or to an offeree or purchaser that the Purchaser reasonably believes is a qualified institutional buyer, that purchases for its own account or for the account of another qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act. (e) The Purchaser is not a Competitor. 3. The Purchaser of a Note represents and warrants to the Indenture Trustee that the following statement is true and correct: the Purchaser is not acquiring and will not hold the Note with the plan assets of a Benefit Plan or any other plan that is subject to Similar Law or (ii) (a) the Notes are rated investment grade or better by a nationally recognized statistical rating agency at the time or purchase or transfer and have not been characterized as other than indebtedness for applicable local law purposes and (b) the acquisition, holding and disposition of the Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or Similar Law. [This representation and warranty with respect to a Series of Notes shall be replaced by a different ERISA representation and warranty if so specified in the Supplement for such Series of Notes] 4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document. Exhibit A – Page 2 737897515 20654080

IN WITNESS WHEREOF, each of the parties have caused this document to be executed by their duly authorized officers as of the date set forth below. __________________________________________ Seller By: ____________________________________ Name: Title: Taxpayer Identification No. _____ Date: _____________________________________ __________________________________________ Purchaser By: ____________________________________ Name: Title: Taxpayer Identification No. _____ Date: _____________________________________ Exhibit A – Page 3 737897515 20654080

ANNEX 1 TO EXHIBIT A QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Purchasers Other Than Registered Investment Companies] The undersigned hereby certifies as follows to the parties identified in Section 2 of the attached Investment Letter: 1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other senior executive officer of the Purchaser. 2. The Purchaser is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because (i) the Purchaser owned and/or invested on a discretionary basis $______1 in securities (except for the excluded securities referred to in paragraph 3 below) as of the end of the Purchaser’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Purchaser satisfies the criteria in the category marked below. ____ Corporation. etc. The Purchaser is a corporation (other than a bank, savings and loan association or similar institution), a Massachusetts or similar business trust, a partnership, or a charitable organization described in Section 501(c)(3) of the Internal Revenue Code. ____ Bank. The Purchaser (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial Statements, a copy of which is attached hereto. ____ Savings and Loan. The Purchaser (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial Statements, a copy of which is attached hereto. ____ Broker-dealer. The Purchaser is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934. ____ Insurance Company. The Purchaser is organized as an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks 1 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities. Exhibit A – Page 4 737897515 20654080 underwritten by insurance companies, and which is subject to supervision by the insurance, commissioner or a similar official or agency of a State, territory or the District of Columbia. ____ State or Local Plan. The Purchaser is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees. ____ ERISA Plan. The Purchaser is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974. ____ Investment Advisor. The Purchaser is an investment advisor registered under the Investment Advisers Act of 1940. 3. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Purchaser, (ii) securities that are part of an unsold allotment to or subscription by the Purchaser, if the Purchaser is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps. 4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Purchaser, the Purchaser used the cost of such securities to the Purchaser (except as provided in Rule 144A(a)(3)) and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Purchaser may have included securities owned by subsidiaries of the Purchaser, but only if such subsidiaries are consolidated with the Purchaser in its financial Statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Purchaser’s direction. However, such securities were not included if the Purchaser is a majority-owned, consolidated subsidiary of another enterprise and the Purchaser is not itself a reporting company under the Securities Exchange Act of 1934. 5. The Purchaser acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Notes are relying and will continue to rely on the Statements made herein because one or more sales to the Purchaser may be in reliance on Rule 144A. Will the Purchaser be purchasing the Yes No Note only for Purchaser’s own account? 6. If the answer to the foregoing question is “no”, the Purchaser agrees that, in connection with, any purchase of securities sold to the Purchaser for the account of a third party (including any separate account) in reliance on Rule 144A, the Purchaser will only purchase for the account of a third party that at the time is a “qualified institutional buyer” within the meaning of Rule 144A. In addition, the Purchaser agrees that the Purchaser will not purchase securities for a third party unless the Purchaser has obtained a certificate from such third party substantially identical to this certification or taken other appropriate steps contemplated by Rule 144A to Exhibit A – Page 5 737897515 20654080

conclude that such third party independently meets the definition of “qualified institutional buyer” set forth in Rule 144A. 7. The Purchaser will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Purchaser’s purchase of the Note will constitute a reaffirmation of this certification as of the date of such purchase. _________________________________________ Print Name of Purchaser By: ___________________________________ Name: Title: Date: ____________________________________ Exhibit A – Page 6 737897515 20654080

ANNEX 2 TO EXHIBIT A QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Purchasers That Are Registered Investment Companies] The undersigned hereby certifies as follows to the parties identified in Section 2 of the attached Investment Letter: 1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President or other senior executive officer of the Purchaser or, if the Purchaser is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because Purchaser is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser. 2. The Purchaser is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Purchaser is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Purchaser alone, or the Purchaser’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Purchaser’s most recent fiscal year. For purposes of determining the amount of securities owned by the Purchaser or the Purchaser’s Family of Investment Companies, the cost of such securities was used (except as provided in Rule 144(a)(3)). ____ The Purchaser owned $ in securities (other than the excluded securities referred to below) as of the end of the Purchaser’s most recent fiscal year (such amount being calculated in accordance with Rule 144A). ____ The Purchaser is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Purchaser’s most recent fiscal year (such amount being calculated in accordance with Rule 144A). 3. The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof), except for a unit investment trust whose assets consist solely of shares on one or more registered investment companies that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other), or, in the case of unit investment trusts, the same depositor. 4. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Purchaser or are part of the Purchaser’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. 5. The Purchaser acknowledges that it is familiar with Rule 144A and understands that the seller to it and the other parties related to the Note are relying and will continue to rely on Exhibit A – Page 7 737897515 20654080 the Statements made herein because one or more sales to the Purchaser will be in reliance on Rule 144A. 6. The undersigned will notify the parties addressed the Purchaser Letter to which this certification relates of any changes in the information and conclusions herein. Until such notice, the Purchaser’s purchase of the Note will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase. _________________________________________ Print Name of Purchaser or Adviser By: ____________________________________ Name: Title: IF AN ADVISER: __________________________________________ Print Name of Purchaser Date: ____________________________________ Exhibit A – Page 8 737897515 20654080

EXHIBIT B FORM OF CONTROL AGREEMENT [See attached] Exhibit B – Page 1 737897515 20654080

SECURITIES ACCOUNT CONTROL AGREEMENT This Securities Account Control Agreement dated as of [_], 20[_] (this “Agreement”) among Triton Container Finance VIII LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Debtor”), WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking organization, not in its individual capacity, but solely as Indenture Trustee under the Indenture (the “Secured Party”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, acting as the securities intermediary (the “Securities Intermediary”) is entered into pursuant to the provisions of Section 302(b) of that certain Indenture, dated as of September 21, 2020, between the Debtor and the Secured Party (as amended, amended and restated or otherwise modified from time to time, the “Indenture”). Capitalized terms used but not defined herein shall have the meaning assigned to them in the Indenture or, if not defined therein, in the Series 20[_]-[_] Supplement, dated as of [_], 202[_], between the Debtor and the Secured Party (as amended, amended and restated or otherwise modified from time to time, the “Series 20[_]-[_] Supplement”). All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York. Section 1. Establishment of Securities Accounts. The Securities Intermediary hereby confirms and agrees that: (a) The Securities Intermediary has established the following non-interest bearing trust accounts, each in the name “Triton Container Finance VIII LLC” and maintained in the State of [ ] (such accounts and any successor accounts, the “Securities Accounts”): Name of Account Account Number Series 20[_]-[_] Series Account [_] Series 20[_]-[_] Revenue Reserve Account [_] Series 20[_]-[_] Restricted Cash Account [_] Series 20[_]-[_] L/C Cash Account [_] (b) All property delivered to the Securities Intermediary pursuant to the Indenture and the Series 20[_]-[_] Supplement shall be promptly credited to the Securities Accounts; and (c) The Securities Accounts are accounts to which financial assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Debtor as the owner and as being entitled to exercise the rights that comprise any financial asset credited to the accounts. Exhibit B – Page 2 737897515 20654080

Section 2. “Financial Assets” Election. Each of the Debtor and the Securities Intermediary hereby agrees that each item of property (whether investment property, financial asset, security, instrument or uninvested funds) credited to the Securities Accounts shall be treated as a “financial asset” within the meaning of Section 8-102 (a)(9) of the UCC. Section 3. Entitlement Orders. If at any time the Securities Intermediary shall receive an “entitlement order” (within the meaning of Section 8-102(a)(8) of the UCC) from the Secured Party directing transfer or redemption of any financial asset relating to the Securities Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by the Debtor or any other person. Section 4. Subordination of Lien, Waiver of Set-Off. In the event that the Securities Intermediary has, or subsequently obtains by agreement, by operation of law or otherwise, a security interest in the Securities Accounts or any security entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest created by the Indenture and the Series 20[_]-[_] Supplement. The financial assets and other items deposited to the Securities Accounts will not be subject to deduction, setoff, banker’s lien, or any other right in favor of any person other than as created pursuant to the Indenture and the Series 20[_]-[_] Supplement. Section 5. Choice of Law. This Agreement and the Securities Accounts (as well as the securities entitlements related thereto) shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, the State of New York shall be deemed to be the Securities Intermediary’s jurisdiction (as defined in Section 8-110 of the UCC). The law applicable to all issues specified in Article 2(1) of the Hague Securities Convention is the law in force in the State of New York. Section 6. Conflict with Other Agreements. (a) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail. (b) No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing, signed by all of the parties hereto and consented to in writing by the Control Party for the Series 20[_]-[_] Notes. (c) The Securities Intermediary hereby confirms and agrees that: (i) There are no other agreements entered into between the Securities Intermediary and the Debtor or any other person with respect to the Securities Accounts; (ii) It has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to the Securities Accounts and/or any financial asset credited thereto pursuant to which it has agreed to comply with entitlement orders of such other person; and Exhibit B – Page 3 737897515 20654080

(iii) It has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Debtor or the Secured Party purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 3 hereof. Section 7. Adverse Claims. Except for the claims and interest of the Secured Party and of the Debtor in the Securities Accounts, the Securities Intermediary does not know of any claim to, or interest in, the Securities Accounts or in any financial asset credited thereto. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Securities Accounts or in any financial asset carried therein, the Securities Intermediary will promptly notify the Debtor, the Secured Party and the Manager hereof. Section 8. Maintenance of the Securities Accounts. In addition to, and not in lieu of, the obligation of the Securities Intermediary to honor entitlement orders as agreed in Section 3 hereof, the Securities Intermediary agrees to maintain the Securities Accounts as follows: (a) Sole Control. The parties hereto agree that the Secured Party shall have sole “control” (within the meaning of Section 8-106 of the UCC) of the Securities Accounts as of the date hereof, without any additional consent or action by any party whatsoever. (b) Eligible Investments. The Securities Intermediary shall make all Eligible Investments with respect to each Securities Account in accordance with Section 302(a) of the Indenture; provided that this sentence shall not limit the rights of the Secured Party pursuant to this Agreement. (c) Statements and Confirmations. The Securities Intermediary will promptly send copies of, or make available electronically, all statements, confirmations and other correspondence concerning the Securities Accounts and/or any financial assets credited thereto simultaneously to each of the Debtor, the Secured Party, the Manager and each Initial Purchaser at the address referenced in Section 12 of this Agreement. (d) Tax Reporting. All items of income, gain, expense and loss recognized in the Securities Accounts shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Debtor. (e) Deposit Control. Notwithstanding the intent of the parties hereto and of the parties to the Indenture and the Series 20[_]-[_] Supplement, to the extent that any Securities Account shall be determined to constitute a “deposit account” within the meaning of Section 9-102(a)(29) of the UCC, such Securities Account shall be subject to the exclusive control of the Secured Party and the Securities Intermediary (A) shall treat the Secured Party as the Securities Intermediary’s sole “customer” (within the meaning of Section 9-104 of the UCC) with respect to such deposit account, and (B) shall comply with instructions from the Secured Party, which may be in the form of standing instructions. Section 9. Representations, Warranties and Covenants of the Securities Intermediary. The Securities Intermediary hereby makes the following representations, warranties and covenants: Exhibit B – Page 4 737897515 20654080

(a) The Securities Accounts have been established as set forth in Section 1 above and the Securities Accounts will be maintained in the manner set forth herein until termination of this Agreement; (b) Wilmington Trust, National Association is, and shall remain for the term of this Agreement, a “securities intermediary” as defined within the meaning of Section 8- 102(a)(14) of the UCC and shall treat each of Securities Accounts as a “securities account” within the meaning of Section 8-501(a) of the UCC; (c) The Securities Intermediary shall not change the name or the account number of any of the Securities Accounts without the prior written consent of the Secured Party and prior written notice to the Debtor; (d) This Agreement is the valid and legally binding obligations of the Securities Intermediary; (e) No agreement, within the meaning of Section 357.11(b)(1) of the Treasury Regulations (or substantially similar provisions in other Federal Regulations) or Section 8- 110(e)(1) or Section 9-305 of the Uniform Commercial Code in respect of the Securities Accounts or any of such Collateral provides that a jurisdiction other than the State of New York is the jurisdiction of the Securities Intermediary for purposes of Article 8 or Article 9 of the Uniform Commercial Code; (f) The Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to the Securities Accounts and/or any financial asset credited thereto pursuant to which the Securities Intermediary has agreed to comply with entitlement orders of such person. The Securities Intermediary has not entered into any other agreement with the Debtor or the Secured Party purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 3 hereof; and (g) The Securities Intermediary has one or more offices in the United States that will administer the Securities Accounts. Section 10. Granting Clause. As security for all amounts owed and any remaining payments of interest and principal under the Indenture and the Series 20[_]-[_] Supplement, the Debtor hereby pledges, assigns and conveys to the Secured Party for the benefit of the Series 20[_]-[_] Noteholders, all of its right, title and interest in and to the Securities Accounts and all securities, cash, investments, Securities Entitlements or other financial assets now or hereafter credited thereto. Section 11. Successors; Assignment. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Secured Party may assign its rights hereunder only with the express written consent of the Securities Intermediary and by sending written notice of such assignment to the Debtor. Exhibit B – Page 5 737897515 20654080

Section 12. Notices. Any communication, notice or demand to be given hereunder shall be duly given hereunder if given in the form and manner, and delivered to the address set forth in the Indenture, or in such other form and manner or to such other address as shall be designated by any party hereto to each other party hereto in a written notice delivered in accordance with the terms of the Indenture. Section 13. Termination. The rights and powers granted herein to the Secured Party, granted in order to perfect its security interest in the Securities Accounts, are powers coupled with interest and will neither be affected by the bankruptcy of the Debtor nor by the lapse of time. The obligations of the Securities Intermediary with respect to any Securities Account hereunder shall continue in effect until the security interests of the Secured Party in such Securities Account have been terminated pursuant to the terms of this Agreement and the Secured Party has notified the Securities Intermediary of such termination in writing. The Secured Party agrees to provide Notice of Termination in substantially the form of Exhibit A hereto to the Securities Intermediary upon the request of the Debtor on or after the termination of the Secured Party’s security interest in any Securities Account pursuant to the terms of this Agreement and the Indenture or the Series 20[_]-[_] Supplement (as applicable). Notwithstanding the foregoing, the Securities Intermediary may resign in the event that Wilmington Trust, National Association ceases to be the Indenture Trustee. Section 14. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts. This Agreement may be executed by an authorized individual on behalf of each party hereto by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, in each case to the extent applicable; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any electronic signature or faxed, scanned, or photocopied manual signature of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. Notwithstanding the foregoing, with respect to any notice provided for in this Agreement or any instrument required or permitted to be delivered hereunder, any party hereto receiving or relying upon such notice or instrument shall be entitled to request execution thereof by original manual signature as a condition to the effectiveness thereof. Section 15. No Implied or Increased Duties. Nothing herein shall imply or impose upon the Securities Intermediary any duties, obligations, responsibilities or liabilities, other than those duties and responsibilities expressly agreed to herein and those as may be imposed upon a securities intermediary under the UCC (or other applicable law); and in that regard, the Securities Intermediary shall be entitled to all of the protections and benefits afforded to or available to a securities intermediary under the UCC (and other applicable law). Without limiting the generality of the foregoing, nothing herein shall impose or imply on the part of the Securities Intermediary any duties of a fiduciary nature, or any of the duties, responsibilities or liabilities of the Indenture Trustee under the Indenture. Exhibit B – Page 6 737897515 20654080

Section 16. Rights, Duties, etc.; No Implied Covenants; Investigation. (a) Rights, Duties, etc. The acceptance by the Securities Intermediary of its duties hereunder is subject to the following terms and conditions which the parties to this Agreement hereby agree shall govern and control with respect to the Securities Intermediary’s rights, duties, liabilities and immunities hereunder: (i) The Securities Intermediary shall be protected in acting or refraining from acting upon any written notice, certificate, instruction, request or other paper or document, as to the due execution thereof and the validity and effectiveness of the provisions thereof and as to the truth of any information therein contained, which the Securities Intermediary in good faith believes to be genuine; (ii) The Securities Intermediary may consult with and obtain advice from counsel of its own choice in the event of any dispute or question as to the construction of any provision hereof or otherwise in connection with its duties hereunder, and any action taken or omitted by the Securities Intermediary in reasonable reliance upon such advice shall be full justification and protection to it; (iii) The Securities Intermediary shall not be liable for any error of judgment or for any act done or step taken or omitted except in the case of its gross negligence or, with respect to Fund Control Matters, negligence, willful misconduct or bad faith; (iv) The Securities Intermediary shall have no duties hereunder except those which are expressly set forth herein and in any modification or amendment hereof; provided, however, that no such modification or amendment hereof shall affect its duties unless it shall have given its prior written consent thereto; (v) The Securities Intermediary may engage or be interested in any financial or other transactions with any party hereto and may act on, or as depositary, trustee or agent for, any committee or body of holders of obligations of such Persons as freely as if it were not the Securities Intermediary hereunder; and (vi) The Securities Intermediary shall not be obligated to take any action which in its reasonable judgment would cause it to incur any expense or liability not otherwise contemplated hereunder unless it has been furnished with an indemnity with respect thereto which is reasonably satisfactory to the Securities Intermediary. (b) No Implied Covenants. No implied covenants or obligations on the part of the Securities Intermediary shall be incorporated into this Agreement. If in one or more instances the Securities Intermediary takes any action or assumes any responsibility not specifically delegated to it hereunder, neither the taking of such action nor the assumption of such responsibility shall be deemed to be an express or implied undertaking on the part of the Securities Intermediary that it will take the same or similar action or assume the same or similar responsibility in any other instance. Exhibit B – Page 7 737897515 20654080

(c) Investigation. The Securities Intermediary shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Debtor or the Indenture Trustee (acting at the written direction, or with the written consent, of the Control Party for the Series 20[_]-[_] Notes); provided, however, that if the payment within a reasonable time to the Securities Intermediary of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Securities Intermediary, not reasonably assured to the Securities Intermediary pursuant to the terms of this Agreement, the Securities Intermediary may require reasonable indemnity from the Debtor against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Debtor or, if paid by the Securities Intermediary, the reasonable expenses thereof which are documented in reasonable detail shall be repaid by the Debtor upon demand from the Debtor’s own funds. (d) The Securities Intermediary shall be entitled to the rights, protections, privileges, benefits, immunities and indemnities afforded to the Indenture Trustee under the Indenture. Section 17. Indemnification. The Debtor shall indemnify and hold the Securities Intermediary and its directors, officers, employees and agents harmless against any loss, liability or expense (including the reasonable and documented costs and expenses, including court costs, of any action, claim or suit brought to enforce the Securities Intermediary’s right to indemnification, including defending against any claim of liability) arising out of or in connection with this Agreement or any action or inaction of the Securities Intermediary or any such person hereunder, except such loss, liability or expense of any such person which shall result from its own gross negligence or, with respect to Fund Control Matters, negligence, bad faith or willful misconduct. The obligation of the Debtor under this section shall survive the termination or assignment of this Agreement and the resignation or removal of the parties hereto. Section 18. Consent to Jurisdiction; Waiver of Jury Trial. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY, MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND, SOLELY FOR THE PURPOSES OF THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTIES HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION Exhibit B – Page 8 737897515 20654080

DOCUMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF. Section 19. No Petition. The Securities Intermediary hereby covenants that it will not institute (or cause or direct or solicit any Person to institute) against the Debtor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law, at any time other than on a date which is at least one (1) year and one (1) day after the last date on which any Note of any Series was Outstanding. Section 20. PATRIOT Act. The parties hereto acknowledge that in accordance with the Customer Identification Program (CIP) requirements established under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Title III of Pub. L. 107 56 (signed into law October 26, 2001) and its implementing regulations (collectively, USA PATRIOT Act), the Securities Intermediary in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Securities Intermediary. Each party hereby agrees that it shall provide the Securities Intermediary with such information as the Securities Intermediary may request from time to time in order to comply with any applicable requirements of the Patriot Act. Exhibit B – Page 9 737897515 20654080

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written. Debtor: TRITON CONTAINER FINANCE VIII LLC, By: Triton Container International Limited, its Manager By: ______________________________ Name: Title: SACA – Series 2020-1 Supplement Accounts 737897515 20654080

Secured Party: WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but as Indenture Trustee for the benefit of the Holders of the Notes issued pursuant to the Indenture By: ______________________________________ Name: Title: SACA – Series 2020-1 Supplement Accounts 737897515 20654080

Securities Intermediary: WILMINGTON TRUST, NATIONAL ASSOCIATION, as Securities Intermediary By: ______________________________________ Name: Title: SACA – Series 2020-1 Supplement Accounts 737897515 20654080

Exhibit A [Letterhead of Wilmington Trust, National Association] [Date] Wilmington Trust, National Association, as Securities Intermediary 1100 North Market Street Wilmington, Delaware 19890-1605 Attention: Corporate Trust Administration/Robert Perkins Fax: 302-651-8947 Attention: Structured Finance/Triton Container Finance VIII LLC Re: Termination of Securities Account Control Agreement with respect to certain Terminated Accounts You are hereby notified that the Securities Account Control Agreement, dated as of [_], 20[_], among you, Triton Container Finance VIII LLC and the undersigned (a copy of which is attached), is terminated and you have no further obligations to the undersigned pursuant to such Agreement with respect to the following Securities Account[s]: [SPECIFY TERMINATED ACCOUNTS: [Securities Account numbered [_]– Series 20[_]-[_] Series Account; Securities Account numbered [_] – Series 20[_]-[_] Revenue Reserve Account; Securities Account numbered [_] – Series 20[_]-[_] Restricted Cash Account; Securities Account numbered [_] – Series 20[_]-[_] L/C Cash Account] (each, a “Terminated Account”)] Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to each Terminated Account from Triton Container Finance VIII LLC. This notice terminates any obligations you may have to the undersigned with respect to each such Terminated Account. However, nothing contained in this notice shall alter any obligations that you may otherwise owe to Triton Container Finance VIII LLC pursuant to any other agreement. You are instructed to deliver a copy of this notice by facsimile or other electronic means transmission to Triton Container Finance VIII LLC. Very truly yours, WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but as Indenture Trustee for the benefit of the Holders of the Notes issued pursuant to the Indenture, as Secured Party Exhibit A – Page 1 737897515 20654080

By: ____________________________________ Name: Title: Exhibit A – Page 2 737897515 20654080

EXHIBIT C Form of Asset Base Certificate Exhibit C – Page 1 737897515 20654080

Triton Container Finance VIII Series 202[ ]-[ ] - Asset LLCBase Certificate Determination Date: [ ] SERIES 202[ ]-[ ] ASSET BASE CERTIFICATE Managed Containers Net Book Value Dry Containers Net Book Value Reefer Containers Net Book Value Special Containers Total Credit Net Book Value Net Book Value of Managed Containers on Finance Lease Accepted Finance Lease Units (Not yet Picked up) Prepaid equipment Net Book Value of Leases with Purchase Options Receivables resulting from the sale of Managed Containers (max period of 60 days) Trader 3rd party inventory, net of allowance Net Book Value of Managed Containers Less Payables Outstanding Dry Containers Payables Outstanding Reefer Containers Payables Outstanding _________ Special Containers Payables Outstanding Total Payables Outstanding _________ Net Book Value of Containers Added for Series 2020-1 Total Net Book Value of Eligible Containers at determination date Series 202[ ]-[ ] Asset Base Calculation _________ Net Book Value of Eligible Managed Containers Managed Container Advance Rate Asset Base Attributable to Managed Containers Restricted Cash Amount (Balance x 100%) _________ Total Asset Base _________ OUTSTANDING AND AVAILABILITY _________ Outstanding Amount under Notes at [ ]/[ ]/20[ ] (Pay down) on Payment Date Net Amount under Notes Excess / (Deficiency) _________ By: Asset Base Certificate-Issuer 737897515 20654080

APPENDIX A MASTER INDEX OF DEFINED TERMS Appendix – Page 1 737897515 20654080

APPENDIX A MASTER INDEX OF DEFINED TERMS Except as otherwise provided herein, all references to any agreement defined in this Appendix A shall be deemed to include such agreement as the same may from time to time be amended, supplemented or otherwise modified in accordance with its terms and, where applicable, the terms of the other Transaction Documents. In the event of a conflict, the terms set forth in the other Transaction Documents shall supersede and govern. All references to statutes (including the UCC), rules and regulations shall be deemed to include such statutes, rules and regulations as the same may be from time to time amended, supplemented or otherwise modified, in each case unless otherwise specified herein. All definitions contained or referred to herein shall be equally applicable to both the singular and plural forms of the terms defined. All references to any Person shall include its successors and permitted assigns. All references to “including” are not intended to limit the generality of any description preceding such term and for purposes hereof and of each Transaction Document the rule of ejusdem generis shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to those specifically mentioned. This Appendix A shall be considered to be a part of the Indenture, and may be amended from time to time in accordance with the provisions thereof; provided, however, that if a term contained in this Appendix A is used in another Transaction Document, that term can be modified or amended for purposes of such other Transaction Document in accordance with the terms of such other Transaction Document. Account Debtor: Any “account debtor”, as such term is defined in the UCC. Accountants Report: This term shall have the meaning set forth in Section 4.1.5 of the Management Agreement. Accounts: Any “account,” as such term is defined in the UCC. Adjusted Net Book Value: With respect to any Managed Containers being sold, an amount equal to (x) the sum of the respective Net Book Values of such Managed Containers at the time of sale, minus (y) any insurance proceeds, amounts paid by lessees or other Collections received by the Issuer in respect of any damage to such Managed Container which was not repaired prior to sale or in respect of any failure of the lessee to make repairs which were not made prior to sale. Advance Rate: With respect to any Series of Notes then Outstanding, the percentage specified as such in the related Supplement. Affiliate: With respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, control, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing. Appendix – Page 2 737897515 20654080

Aggregate Net Book Value: As of any date of determination, the sum of the Net Book Values (such Net Book Values to be measured as of the last day of the month immediately preceding such date of determination) of all Asset Base Eligible Containers. Aggregate Note Principal Balance: As of any date of determination, an amount equal to the sum of the then unpaid principal balances of all Series of Notes then Outstanding. Ancillary Fees: All fees paid to and received by the Manager under Lease Agreements for drop-off, pick-up or repositioning charges, handling fees, repair payments and repair insurance fees which are attributable to the Managed Containers. Applicable Law: With respect to any Person or Managed Container, all existing laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority and judgments, decrees, injunctions, writs, or orders of any court, arbitrator or other administrative, judicial, or quasi judicial tribunal or agency of competent jurisdiction applicable to such Person or Managed Container. Asset Base: As of any Determination Date for each Series of Notes, the amount identified as such in the related Supplement. Asset Base Certificate: A certificate with appropriate insertions setting forth the components of the Asset Base, as of the last day of the month for which such certificate is submitted, which certificate shall be substantially in the form attached to the Indenture and shall be certified by an Authorized Signatory of the Manager. Asset Base Deficiency: With respect to any Series, an “Asset Base Deficiency” (if any) identified in the related Supplement. Asset Base Eligible Container: Any Managed Container that, as of any date of determination, is subject to the Lien of the Indenture and that complies as of such date with each of the following requirements: (i) No Sanctioned Person or Sanctioned Country. Such Container is not then on lease to a Sanctioned Person or, according to the records of the Issuer or the Manager, is not subleased to a Sanctioned Person or located, operated or used in a Sanctioned Country unless it is used pursuant to a license granted by OFAC; and (ii) Good Title. The Issuer has good and marketable title to such Container and such Container is free and clear of all Liens other than Permitted Encumbrances. Authorized Officer: Any of the chief executive officer, president, chief financial officer, treasurer, general counsel or other senior officer of the Manager or of the sole member of the Issuer (as applicable). Authorized Signatory: Any Person designated in a certificate of a secretary or assistant secretary of a Person (or, in the case of a Person that is a limited liability company, any Person designated in a certificate of a secretary or assistant secretary of the manager of such limited Appendix – Page 3 737897515 20654080 liability company) or by written notice by such Person delivered to the Indenture Trustee as authorized to execute documents and instruments on behalf of such Person. Back-up Data File: This term shall have the meaning set forth in Section 3.10.2 of the Management Agreement. Back-up Management Agreement: Any Back-up Management Agreement that is entered into pursuant to the Management Agreement, as amended, or otherwise modified from time to time. Back-up Management Fee: Any fee to be paid to the Back-up Manager, in accordance with the Back-up Management Agreement. Back-up Manager: Any Person that shall enter into a Back-up Management Agreement as the Back-up Manager, together with its successors and assigns. Back-up Manager Event: Any events or conditions designated as a Back-up Manager Event in the Supplement for any Series of Notes then Outstanding, which continues beyond any grace or cure period specified in such Supplement or which is not waived by the Control Party for such Series. Bankruptcy Code: The United States Bankruptcy Reform Act of 1978, as amended. Bankruptcy Event: For any Person, any of the following events: (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 days; or any order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect, or (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or the like, for such Person or any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due. Benefit Plan: An “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, a “plan” described in and subject to Section 4975 of the Code or an entity whose underlying assets include “plan assets” of any of the foregoing by reason of an employee benefit plan’s or plan’s investment in such entity. Appendix – Page 4 737897515 20654080

Book-Entry Custodian: The Person appointed pursuant to the terms of the Indenture to act in accordance with that certain agreement such Person has with the Depositary, in which the Depositary delegates its duties to maintain the Global Notes to such Person and authorizes such Person to perform such duties. Business Day: Any day other than a Saturday, a Sunday or a day on which banking institutions in New York City, the city in which the Corporate Trust Office of the Indenture Trustee or the Transition Agent is located, or the city in which the headquarters of the Transition Agent is located, are authorized or are obligated by law, executive order or governmental decree to be closed. Capital Improvements: Any structural changes required to be made to the Revenue Generating Equipment so as to conform with applicable governmental or industry standards. Casualty Loss: With respect to any Managed Container as of any date of determination, any of the following events or conditions: (i) total loss or destruction thereof; (ii) theft or disappearance thereof without recovery within sixty (60) days after such theft or disappearance becomes known to the Issuer, the Manager or any of its Affiliates; (iii) damage rendering such Managed Container unfit for normal use and, in the judgment of the Issuer or the Manager, beyond repair at reasonable cost; or (iv) any condemnation, seizure, forced sale or other taking of title to or use of such Managed Container. Casualty Proceeds: Any payment to, or on behalf of, the Issuer in connection with a Casualty Loss. For the avoidance of doubt, with respect to the Containers acquired by the Issuer on the Series Issuance Date for the Notes of Series 2020-1, the Issuer is entitled to receive Casualty Proceeds in respect of such Containers only if such Casualty Proceeds accrued after the date on which such Containers became Managed Containers. Chattel Paper: Any lease or other chattel paper, as such term is defined in the UCC. Claim: This term shall have the meaning set forth in Section 15.1 of the Management Agreement. Class: All Notes of a Series having the same right to payment of principal and interest pursuant to the terms of the Supplement pursuant to which such Series of Notes was issued. Closing Date: For any Series the date specified in the related Supplement. Code: The Internal Revenue Code of 1986, as amended, or any successor statute thereto. Appendix – Page 5 737897515 20654080

Collateral: This term shall have the meaning set forth in the Granting Clause of the Indenture. Collection Account. This term shall have the meaning set forth in the Intercreditor Collateral Agreement. Collection Period: For each Payment Date, the period from and including the first day of the calendar month immediately preceding the calendar month in which such Payment Date occurs through and including the last day of such calendar month. Collections: With respect to any Collection Period, all payments (including any cash proceeds) actually received by the Issuer, or by the Manager on behalf of the Issuer, with respect to the Containers and the other items of Collateral, including, without limitation, the excess of (i) the Combined Fleet Interest of the Issuer for such Collection Period, over (ii) the Issuer’s share of the Combined Fleet Expense for such Collection Period, as each such amount is determined and paid to the Issuer in accordance with the terms of the Intercreditor Collateral Agreement. Combined Fleet: This term shall mean collectively the Short Term Fleet and the Long Term Fleet. Combined Fleet Expense: This term shall mean the total of all expenses related to the operation of the Combined Fleet, other than those relating to Capital Improvements or those which are paid for by lessees under Leases, including, without limitation, expenses of licensing, maintenance (including preventive maintenance and repairs), insurance, inspection, interchange, handling, storage, drayage, agents’ fees, collection of rentals, and uninsured claims for personal injury, property damage or damage to Revenue Generating Equipment. Combined Fleet Interest: This term shall mean, with respect to the Issuer and each other Combined Fleet Participant, the sum of the Short Term Fleet Interest and the Long Term Fleet Interest of the Issuer or such Combined Fleet Participant, as the case may be. Combined Fleet Participant: This term is defined in the Intercreditor Collateral Agreement, and will include the Issuer after it becomes a party to the Intercreditor Collateral Agreement. Commercial Tort Claim: Any commercial tort claim, as such term is defined in the UCC. Competitor: Any Person engaged and competing with any of the Issuer or the Manager in the container or chassis leasing business; provided, however, that in no event shall any insurance company, bank, bank holding company, savings institution or trust company, fraternal benefit society, pension, retirement or profit sharing trust or fund, or any collateralized bond obligation fund or similar fund (or any trustee of any such fund) or any holder of any obligations of any such fund (solely as a result of being such a holder) be deemed to be a Competitor unless such Person or any of its Affiliates are directly and actively engaged in the operation of a container or chassis leasing business. Appendix – Page 6 737897515 20654080

Container: Any marine and maritime container (including dry cargo containers, refrigerated containers (including the associated refrigeration machine), generator sets, gps devices and Specialized Containers). Container Fleet: All of the Containers owned by TCIL and/or managed by TCIL on behalf of third parties and its Affiliates, including the Managed Containers. Container Identification Number. The unique alpha-numeric reference assigned to a Managed Container which is painted on or affixed to such Managed Container. Container Related Agreement: Any agreement relating to the Managed Containers or agreements relating to the use or management of such Managed Containers whether in existence on the Closing Date or thereafter acquired, including, but not limited to, all Leases, the Management Agreement, the Contribution and Sale Agreement and the Chattel Paper to the extent it arises out of or in any way relates to the Managed Containers now owned or hereafter acquired by the Issuer. Container Representations and Warranties: With respect to each Container, the representations and warranties of the Seller as set forth in paragraphs j(iii) and (m) through (s) inclusive of Section 3.01 of the Contribution and Sale Agreement. Container Revenues: For any Collection Period, all amounts paid to and received by the Manager which are attributable to the Managed Containers, including but not limited to (i) per diem rental charges (excluding any prepayments thereof), Ancillary Fees and all charges paid in respect of the Managed Containers pursuant to Lease Agreements (including, without duplication, payments on Finance Leases in respect of Managed Containers) but excluding Excluded Amounts, (ii) amounts received from the manufacturers or sellers of the Managed Containers for breach of sale warranties relating thereto or in settlement of any claims, losses, disputes or proceedings relating to the Managed Containers, and (iii) any insurance premiums relating to the Managed Containers which have been refunded by the insurer. Notwithstanding the foregoing, Container Revenues shall not include Sales Proceeds or Casualty Proceeds. Container Transfer Certificate: A Container Transfer Certificate, substantially in the form of Exhibit B to the Contribution and Sale Agreement, executed and delivered by the Seller and the Issuer in accordance with the terms of the Contribution and Sale Agreement. Contracts: All contracts, undertakings, franchise agreements or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which the Issuer may now or hereafter have any right, title or interest, including, without limitation, the Management Agreement, the Contribution and Sale Agreement, and any related agreements, security interests or UCC or other financing statements and, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof. Contribution and Sale Agreement: The Contribution and Sale Agreement, dated as of September 21, 2020, between the Seller and the Issuer, as such agreement shall be amended, modified or supplemented from time to time in accordance with its terms. Appendix – Page 7 737897515 20654080

Control Agreement: This term shall have the meaning set forth in Section 302(b) of the Indenture. Control Party: This term shall have the meaning set forth in the Supplement for the related Series. Corporate Trust Office: The principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office shall initially be located at 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration/Robert Perkins. Customary Practices: The customary practices used by the Manager, as the same may change from time to time. Definitive Note: A Note issued in definitive form pursuant to the terms and conditions of the Indenture. Deposit Accounts: Any deposit accounts, as such term is defined in the UCC. Depositary or DTC: The Depository Trust Company until a successor depositary shall have become such pursuant to the applicable provisions of the Indenture and thereafter “Depositary” shall mean or include each Person who is then a Depositary thereunder. For purposes of the Indenture, unless otherwise specified pursuant to the Indenture, any successor Depositary shall, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act. Depositary Participant: A broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers and pledges of securities deposited with the Depositary. Determination Date: The third (3rd) Business Day prior to any Payment Date. Director Services Agreement: The letter agreement between TCIL and the Director Services Provider, and all amendments thereto. Director Services Provider: TMF Group New York, LLC and its permitted successors and assigns. Disposition Proceeds: This term shall mean, without duplication, all proceeds due or collected under or in respect of any sale, exchange, condemnation, requisition, confiscation, seizure, forfeiture, casualty loss, title loss or other disposition (whether voluntary or involuntary) of Revenue Generating Equipment, including, without limitation, insurance proceeds and proceeds due or collected as a result of damage to Revenue Generating Equipment which is not repaired, but excluding Finance Lease Proceeds. Documents: Any documents, as such term is defined in the UCC. Appendix – Page 8 737897515 20654080

Dollars: The lawful money of the United States of America. This definition will be equally applicable to the sign $. Early Amortization Event: For any Series of Notes then Outstanding, an event or condition specified in the related Supplement that would constitute an early amortization event for such Series. Eligible Account: Either (a) a segregated account with an Eligible Institution or (b) a segregated non-interest bearing trust account with the corporate trust department of a depository institution organized under the laws of the United States or any of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as the senior securities of such depository institution shall have an issuer credit rating from S&P of at least “AA” or if S&P is not a Rating Agency, from each Rating Agency in one of its generic rating categories which signifies investment grade, or (c) any account held with the Indenture Trustee. Eligible Container: Any Managed Container that, at the applicable Transfer Date, is subject to the Lien of the Indenture and which, individually or when considered with all Managed Containers then owned by the Issuer that are included in an applicable Asset Base, as the case may be, shall comply at the applicable Transfer Date with each of the following requirements: (i) Original Equipment Cost. The Original Equipment Cost of such Container shall be no greater than the cost of such Container recorded on the Seller’s books at the time of sale to the Issuer; and (ii) Specifications. Such Container conforms in all material respects to the Seller’s standard specifications for that category of container and to any applicable standards promulgated by applicable international standards organizations; and (iii) Container Representations and Warranties. Such Container complies in all material respects with the Container Representations and Warranties; and (iv) Bankrupt Lessees. Such Container is not then under lease to a lessee which, according to the records of the Manager, is the subject of a Bankruptcy Event; and (v) Casualty Losses. According to the records of the Manager, such Container shall not have suffered a Casualty Loss; and (vi) No Sanctioned Person or Sanctioned Country. Such Container is not then on lease to a Sanctioned Person or, according to the records of the Issuer or the Manager, is not subleased to a Sanctioned Person or located, operated or used in a Sanctioned Country unless it is used pursuant to a license granted by OFAC; and (vii) “Long Term Unit” or “Short Term Unit”: The Container is a “Long Term Unit” or “Short Term Unit” under, and as defined in, the Intercreditor Collateral Agreement. Appendix – Page 9 737897515 20654080

Eligible Institution: Any one or more of the following institutions: (i) the corporate trust department of the Indenture Trustee; provided the Indenture Trustee maintains an issuer credit rating of at least “BBB” or better from S&P or if S&P is not a Rating Agency, from each Rating Agency in one of its generic rating categories which signifies investment grade, or (ii) a depositary institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (a) which has both (x) an issuer credit rating of not less than “A-” by S&P and “Aa2” by Moody’s, and (y) a short-term issuer credit rating in the highest rating category by each Rating Agency and (b) whose deposits are insured by the Federal Deposit Insurance Corporation. To the extent an institution acting in any capacity under the Transaction Documents is required to be an Eligible Institution and ceases to be an Eligible Institution, it shall be replaced in such capacity within 90 days of ceasing to be an Eligible Institution. Eligible Investments: One or more of the following: (i) direct obligations of, and obligations fully guaranteed as to the full and timely payment by the United States or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America; provided that notwithstanding the foregoing, the following securities shall not be Eligible Investments: (i) General Services Administration participation certificates; (ii) U.S. Maritime Administration guaranteed Title XI financing; (iii) Financing Corp. debt obligations; (iv) Farmers Home Administration Certificates of Beneficial Ownership; and (v) Washington Metropolitan Area Transit Authority guaranteed transit bonds; (ii) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall be rated “A-1+” by S&P and “Prime 1” by Moody’s; (iii) commercial paper that is rated “A-1+” by S&P and “Prime 1” by Moody’s; (iv) bankers’ acceptances issued by any depository institution or trust company referred to in clause (ii) above; (v) repurchase obligations with respect to any security pursuant to a written agreement that is a direct obligation of, or fully guaranteed as to the full and timely payment by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (x) a depository institution or trust company (acting as principal) described in clause (ii) or (y) a depository institution or trust company the deposits of which are insured by the Federal Deposit Insurance Corporation and whose commercial paper or other short-term unsecured debt obligations are rated “A-1+” by S&P and “Prime-1” by Appendix – Page 10 737897515 20654080

Moody’s and long-term unsecured debt obligations are rated “AAA” by S&P and “Aaa” by Moody’s; and (vi) money market mutual funds registered under the Investment Company Act of 1940, as amended (including funds for which an Affiliate of the Indenture Trustee is acting as investment advisor), having a rating, at the time of such investment, from each of the Rating Agencies in the highest investment category granted thereby; provided that none of the foregoing obligations or securities shall constitute Eligible Investments if (a) such obligation or security has a qualified rating by S&P (i.e., one with a qualifying suffix), (b) such obligation or security, if required to be rated “A-1” by S&P, has an original maturity of greater than 60 days and, if required to be rated “A-1+” by S&P, has an original maturity of greater than 365 days, (c) such obligation or security does not have a fixed principal amount due at its maturity and includes any embedded options, unless full payment of principal is paid in cash upon the exercise of the embedded option, (d) payments with respect to such obligations or securities or proceeds of disposition are subject to withholding taxes by any jurisdiction, unless the payor is required to make “gross-up” payments that cover the full amount of any such withholding tax on an after-tax basis, (e) such obligation or security is purchased at a price greater than 100% of the principal or face amount thereof or (f) such obligation or security is subject of a tender offer, voluntary redemption, exchange offer, conversion or other similar action; provided, further, that, notwithstanding the foregoing, any obligations or securities with respect to which the Rating Agency Condition is satisfied, shall constitute Eligible Investments with respect to Series 2020-1. Each of the Eligible Investments may be purchased by the Indenture Trustee or through an Affiliate of the Indenture Trustee. Equipment: This term shall have the meaning set forth in the UCC. Equipment Loan Agreement: This term shall have the meaning set forth in the Intercreditor Agreement. Equipment Report: A report setting forth (i) the number and type of Managed Containers, (ii) the aggregate Net Book Value of the Managed Containers, (iii) the aggregate Original Equipment Cost of the Managed Containers and (iv) the Issuer’s aggregate purchase price for the Managed Containers. In addition, so long as a Manager Default is continuing, the Equipment Report shall include a detailed report as of the end of each fiscal quarter, setting forth with respect to each Managed Container its (v) Container Identification Number, (w) Net Book Value (including totals thereof), (x) Original Equipment Cost (including totals thereof) (y) the Issuer’s purchase price (including totals thereof) and (z) if on lease, the related lessee and if off lease, the Container’s location. ERISA: The Employee Retirement Income Security Act of 1974, as amended. Estimated Net Operating Income: This term shall have the meaning set forth in Section 5.1.1 of the Management Agreement. Event of Default: For each Series of Notes then Outstanding, the existence of a Series- Specific Event of Default with respect to such Series. Appendix – Page 11 737897515 20654080

Excess Concentration Percentage: As of any date of determination for each Series of Notes then Outstanding, the percentage specified as such in the Supplement pursuant to which such Series of Notes was issued. Excess Deposit: This term has the meaning set forth in Section 5.1.2 of the Management Agreement. Exchange Act: The Securities Exchange Act of 1934, as amended. Excluded Amounts: Any payments received from the lessee under a Lease in connection with any taxes, fees or other charges imposed by any Governmental Authority or indemnity payments for the benefit of the originator of such Lease in its individual capacity made pursuant to such Lease. Excluded Property: Any Collateral or other assets of the Issuer included in any Series- Specific Collateral. Existing Commitment: With respect to any Series, the then unpaid principal balance of the Notes of such Series. Existing Containers: Containers that, on the Termination Date under the Management Agreement, were on lease to lessees. Expected Final Maturity Date: If applicable to any Series, the date on which the principal balance of the Outstanding Notes of such Series is expected to be paid in full assuming that the Scheduled Principal Payment Amounts for such Series are paid on each Payment Date. The Expected Final Maturity Date for a Series shall be set forth in the related Supplement. Fair Market Value: With respect to any asset (including a Container), shall mean the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, which amount shall be determined in good faith by the board of directors or other governing body or, pursuant to a specific delegation of authority by such board of directors or governing body, a designated senior executive officer of the Issuer, the Manager or the Seller. FATCA: Sections 1471 through 1474 of the Code, as amended, any regulations thereunder or other official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements (including any foreign legislation, rules, regulations, guidance notes or other, similar guidance adopted pursuant to or implementing such agreements) entered into in connection with such Sections. FATCA Withholding Tax: Means any withholding or deduction required pursuant to FATCA. Federal Reserve Bank: One of the twelve regional banks operated by the Federal Reserve System established by the Federal Reserve Act of 1913 to regulate the U. S. monetary and banking system. Appendix – Page 12 737897515 20654080

Federal Reserve Board: The Board of Governors of the Federal Reserve System or any successor thereto. Finance Lease: Means (i) for purposes other than definitions relating to the Intercreditor Collateral Agreement, any Lease (but in no event a sublease) of container equipment which provides revenue to the Manager and with respect to which the related container equipment is not included as an asset on the books of the Manager in accordance with GAAP; and (ii) for purposes of definitions relating to the Intercreditor Collateral Agreement, any lease (but in no event a sublease) providing revenue to the applicable Person, the Revenue Generating Equipment under which is not included as an asset on the books of such Person in accordance with generally accepted accounting principles. Finance Lease Proceeds: This term shall mean all rents, fees, lease payments and all other amounts due or collected under or in respect of Finance Leases. Financial Assets: This term shall have the meaning set forth in the UCC. Fund Control Matters: This term shall have the meaning set forth Section 403(c) hereof. GAAP or Generally Accepted Accounting Principles: Generally accepted accounting principles in the United States, applied on a materially consistent basis. General Intangibles: Any “general intangibles”, as such term is defined in the UCC. Global Notes: Collectively, the Rule 144A Global Notes, the Temporary Regulation S Global Notes and the Permanent Regulation S Global Notes. Governmental Authority: Any of the following: (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi- governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal to whose jurisdiction that Person has consented. Grant: To grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and perfect a security interest in and right of set-off against, deposit, set over and confirm. Holder: This term shall have the same meaning as Noteholder. Indenture: The Indenture, dated as of September 21, 2020, between the Issuer and the Indenture Trustee, as amended, modified or supplemented from time to time in accordance with its terms. Indenture Trustee: The Person performing the duties of the Indenture Trustee under the Indenture, initially, Wilmington Trust, National Association and any successors and assigns thereof. Indenture Trustee Fees: This term shall have the meaning set forth in the Indenture. Appendix – Page 13 737897515 20654080

Independent: A natural person who at the date of his appointment as a manager, director or officer possesses the following qualifications: (a) has prior experience as an independent director or manager for a corporation or a limited liability company, the corporate instruments of which require the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of proceedings against it or could file a petition seeking relief under any applicable bankruptcy or insolvency law; and (b) has at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities; provided always that such individual at the date of such individual’s appointment as such manager, director or officer, or at any time in the preceding five years, or during such person’s tenure shall not be (other than such person’s service as an independent director, independent member or independent manager of TCIL or an affiliate thereof): (i) an employee, director, shareholder, manager, partner or officer of TCIL or an affiliate thereof; (ii) a customer or supplier of TCIL or an affiliate thereof; (iii) a beneficial owner at the time of such individual’s appointment as an independent manager, or at any time thereafter while serving as an independent manager, of more than a de minimis amount of the voting securities of TCIL or an affiliate thereof; (iv) affiliated with a significant customer, supplier or creditor of TCIL or an affiliate thereof; (v) a party to any significant personal service contracts with TCIL or an affiliate thereof; or (vi) a member of the immediate family of a person described in (i) or (ii) above. Independent Accountants: Ernst & Young LLP or other independent certified public accountants of internationally recognized standing selected by the Issuer and acceptable to the Requisite Global Majority. Independent Director: A director or manager of the Issuer who is Independent. Initial Commitment: With respect to any Series of Notes, this term shall have the meaning given to such term, if applicable, in the related Supplement. Initial Lease Period: With respect to each Long Term Unit which has not been subject to a Finance Lease, the period commencing on the date such Long Term Unit is first placed in service in the Long Term Fleet and ending on the earlier of the date such unit is initially leased out on a Short Term Lease or the date such unit is no longer available for lease; and with respect to each Long Term Unit which has been subject to a Finance Lease, the period commencing on the date such Long Term Unit is first placed in service in the Long Term Fleet and ending on the date such unit is no longer managed by Triton as part of the Combined Fleet. A Long Term Unit shall be considered to be in an Initial Lease Period notwithstanding that it may be off-lease at any time during such period. Insolvency Law: The Bankruptcy Code or similar Applicable Law in any other applicable jurisdiction. Insolvency Proceeding: Any Proceeding under any applicable Insolvency Law. Appendix – Page 14 737897515 20654080

Instruments: Any instrument, as such term is defined in the UCC, including, without limitation, all notes, certificated securities, and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper. Intercreditor Collateral Agreement: The Amended and Restated Intercreditor Collateral Agreement, dated as of November 1, 2006, among TCIL, various lenders to TCIL, various lessors to TCIL, various owners of equipment, and various lenders to the managed equipment owners named therein, as such agreement has been and may be amended, modified or supplemented from time to time in accordance with its terms. Inventory: Any inventory, as such term is defined in the UCC. Investment Letter: A letter substantially in the form of Exhibit A to the Indenture. Investment Property: This term shall have the meaning set forth in the UCC. Invoice Price: All reasonable and customary costs, capitalized in accordance with United States generally accepted accounting principles, incurred in connection with the acquisition and initial placement in service of any Revenue Generating Equipment, which costs include, but are not limited to, (i) the manufacturer’s or vendor’s invoice costs and any rebates thereon and (ii) inspection, certification and initial positioning costs. IRS: Internal Revenue Service. Issuance Date: With respect to any Series, the date on which the Notes of such Series are originally issued in accordance with the Indenture and the related Supplement. Issuer: Triton Container Finance VIII LLC, a limited liability company organized under the laws of the State of Delaware, and its permitted successors and assigns. Issuer Expenses: For any Collection Period, direct out-of-pocket expenses that are necessary or advisable, in the opinion of the managers of the Issuer, to maintain the corporate existence of the Issuer, including: administration expenses; accounting and audit expenses of the Issuer; premiums for liability, casualty, fidelity, directors’ and officers’ and other insurance; legal fees and expenses; other professional fees; franchise taxes and other similar taxes (but excluding income taxes); and surveillance and other fees assessed by the Rating Agencies. Last Lessee Damage Payment: The last payments received from a lessee in respect of damages to or repair of a Managed Container that is designated for sale. Lease or Lease Agreement: Each and every item of Chattel Paper, installment sales agreement, equipment lease or rental agreement (including progress payment authorizations) to which a Container is subject from time to time and including any lease entered into from time to time by TCIL, as owner or manager, pursuant to which TCIL leases one or more Containers from its Container Fleet. The term Lease includes, without limitation, (a) all payments to be made by the lessee thereunder, (b) all rights of the lessor thereunder, (c) any and all amendments, renewals or extensions thereof, and (d) guaranties or other credit support or Supporting Obligation provided by, or on behalf of, the lessee with respect thereof. For purposes of definitions relating to the Appendix – Page 15 737897515 20654080

Intercreditor Collateral Agreement, “Lease” shall mean collectively the Short Term Leases and the Long Term Leases, and “Lease” shall mean any one of the foregoing. Lease Proceeds: All rents, fees, charges, payments and all other amounts due or collected under or in respect of Leases, to the extent derived from or allocable to Revenue Generating Equipment, but excluding Finance Lease Proceeds and Disposition Proceeds. Legal Final Maturity Date: With respect to any Series, this term shall have the meaning set forth in the related Supplement. Letter-of-Credit Rights: This term shall have the meaning set forth in the UCC. Lien: Any mortgage, pledge, hypothecation, judgment lien or similar legal process, title retention lien, or other lien or security interest, including the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under any capitalized lease. List of Containers: A printed list of the Containers transferred by the Seller to the Issuer and hereby certified by an Authorized Signatory, which includes a true and complete list of all Containers to be conveyed on any Transfer Date. The List of Containers will include the following information for each such Container: (i) its Container Identification Numbers and (ii) the type of Container. Supplements to the List of Containers will be attached to the Container Transfer Certificate and will contain only unit Container Identification Numbers for each Container. Long Term Fleet: All Revenue Generating Equipment, the initial lease of which is a Long Term Lease, and which is owned by TCIL, leased by TCIL from a Triton Lessor, or managed or operated by TCIL as agent or manager for or on behalf of others. With effect from the date of delivery to the lessee thereunder, Revenue Generating Equipment in the Short Term Fleet which becomes subject to a Finance Lease shall be included in the Long Term Fleet. Long Term Fleet Interest: This term shall mean, with respect to the Issuer and each other Combined Fleet Participant, the interest in the gross Lease Proceeds, Finance Lease Proceeds and Disposition Proceeds of the Long Term Fleet allocable to such Combined Fleet Participant, with reference to its Long Term Units. Long Term Initial Fleet: This term shall mean, collectively, the Long Term Units in an Initial Lease Period. Long Term Lease: This term shall mean (i) any lease or agreement to lease, use or hire, now, hereafter, or formerly in effect, the initial contractual lease term to an end user of which is or was for a period of five years or more, and which relates or related in any way to any of the Revenue Generating Equipment; or (ii) any Finance Lease now, hereafter, or formerly in effect, which relates or related in any way to any of the Revenue Generating Equipment. Long Term Pooled Fleet: This term shall mean, collectively, the Long Term Units in a Pooled Lease Period. Appendix – Page 16 737897515 20654080

Long Term Unit: Generally, any item of Revenue Generating Equipment in the Long Term Fleet. Majority of Holders: With respect to a Series means, unless otherwise provided in the Supplement related to such Series, Holders of such Class evidencing more than fifty percent (50%) of the then outstanding principal balance of such Series of Notes; or (ii) if such Series includes multiple Classes, the Persons specified in such Supplement. Managed Containers: All Containers owned by the Issuer at any time. Management Agreement: The Management Agreement, dated as of September 21, 2020, entered into between TCIL, as Manager and the Issuer, as amended, modified or supplemented from time to time Management Fee: For any Series of Notes then Outstanding, this term shall have the meaning set forth in the related Supplement. Management Fee Arrearage: For any Payment Date, an amount equal to any unpaid Management Fee from all prior Collection Periods. Manager: The Person performing the duties of the Manager under the Management Agreement; initially, TCIL. Manager Advance: This term shall have the meaning set forth in Section 4.2 of the Management Agreement. Manager Default: The occurrence of any of the events or conditions identified as a “Manager Default” in a Supplement. Manager Report: A written informational statement provided by TCIL in accordance with the Management Agreement. Manager Termination Notice: A written notice to be provided to TCIL in accordance with the Management Agreement. Material Adverse Change: Any set of circumstances or events which (a) pertains to the Issuer, the Seller or the Manager and has any material adverse effect upon the validity or enforceability of any Transaction Document or the security for any of the related Notes or the ability of the Indenture Trustee to enforce any of its legal rights or remedies pursuant to the Transaction Documents or (b) materially impairs the ability of either the Issuer, the Seller or the Manager to fulfill its respective obligations under the Transaction Documents. Moody’s: Moody’s Investors Service, Inc., and any successor thereto. Net Book Value: As of any date of determination, with respect to any Managed Container that is not subject to a Finance Lease, the Net Book Value shall be the Original Equipment Cost less accumulated depreciation; provided, that (A) each Managed Container subject to a long-term or service lease is depreciated on a straight-line basis (i) over 13 years to an amount equal to 40% Appendix – Page 17 737897515 20654080 of Original Book Value for dry Containers and special Containers, (ii) over 20 years to an amount equal to 15% of Original Book Value for tank Containers and (iii) over 12 years to an amount equal to 25% of Original Book Value for refrigerated Containers, and (B) the “Original Book Value” is assumed to be the starting value for the Managed Container that would result in the current Net Book Value if depreciated for the current age of the Managed Container. As of any date of determination, with respect to any Managed Container that is subject to a Finance Lease, the Net Book Value shall be one hundred percent (100%) of the net investment value of such Finance Lease, as determined in accordance with GAAP. Note Owners: With respect to a Global Note, the Person who is the owner of such Global Note, as reflected on the books of (i) the Depositary (a direct participant) or (ii) a Person maintaining an account with the Depositary (an indirect participant). Note Register: Books for the registration and transfer of the Notes kept in accordance with the Indenture. Note Registrar: This term shall have the meaning set forth in the Indenture; initially the Indenture Trustee. Noteholder: The Person in whose name a Note is registered in the Note Register. Noteholder Tax Identification Information: Properly completed and signed tax certifications (generally, in the case of U.S. federal income tax, IRS Form W-9 (or applicable successor form) in the case of a person that is a “United States Person” within the meaning of Section 7701(a)(30) of the Code or the appropriate IRS Form W-8 (or applicable successor form) in the case of a person that is not a “United States Person” within the meaning of Section 7701(a)(30) of the Code) and other information requested from time to time by the Issuer or the Indenture Trustee sufficient (i) to determine the applicability of, or to determine the amount of, U.S. withholding tax under the Code (including back-up withholding and withholding imposed pursuant to FATCA) or other Applicable Law and (ii) for the Issuer and the Indenture Trustee to satisfy their information reporting obligations under the Code (including under FATCA) or other Applicable Law. Notes: Any one of the promissory notes or other securities executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form attached to the related Supplement. OFAC: The Office of Foreign Assets Control of the United States Department of the Treasury. Officer’s Certificate: A certificate signed by a duly authorized officer or manager of the Person who is required to sign such certificate. OID: Original issue discount, as defined in Section 1273(a) of the Code. Opinion of Counsel: A written opinion of counsel, who, unless otherwise specified, may be, but need not be, counsel employed by the Issuer, the Seller or the Manager, in each case reasonably acceptable to the Person or Persons to whom such Opinion of Counsel is to be Appendix – Page 18 737897515 20654080

delivered. The counsel rendering such opinion may rely (i) as to factual matters on a certificate of a Person whose duties relate to the matters being certified, and (ii) insofar as the opinion relates to local law matters, upon opinions of local counsel. Original Equipment Cost: With respect to any Container as of any date, an amount equal to the average, for all Managed Containers of the same equipment type and year of manufacturer, of the sum of (i) the vendor’s or manufacturer’s invoice price of such Container or, with respect to a used Container, the purchase price allocated to such Container by TIF, in the acquisition of such Container, plus (ii) reasonable and customary inspection, transport and initial positioning costs necessary to put such Container in service which expenditures are capitalized in accordance with GAAP, plus (iii) the cost of any Capital Improvements made to such Container, by, or on behalf of, the Issuer which expenditures are capitalized in accordance with GAAP, plus (iv) reasonable acquisition fees and other fees allocated by the Seller which expenditures are capitalized in accordance with GAAP. Outstanding: When used with reference to the Notes and as of any particular date, any Note theretofore or thereupon being authenticated and delivered except: (1) any Note cancelled by the Indenture Trustee or proven to the satisfaction of the Indenture Trustee to have been duly cancelled by the Issuer at or before said date; (2) any Note, or portion thereof, called for payment or redemption for which monies equal to the principal amount or redemption price thereof, as the case may be, with interest to the date of maturity or redemption, shall have theretofore been deposited with the Indenture Trustee (whether upon or prior to maturity or the redemption date of such Note); (3) any Note in lieu of or in substitution for which another Note shall subsequently have been authenticated and delivered; and (4) for purposes of determining which Notes are entitled to vote with respect to a particular matter, any Note held by the Issuer, the Seller or any Affiliate of either the Issuer or the Seller, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes that a Responsible Officer of the Indenture Trustee actually has notice are so owned shall be so disregarded. Outstanding Obligations: As of any date of determination an amount equal to the sum of (i) the then outstanding principal balance of, and accrued interest payable on, all Notes issued under the Indenture or any Supplement thereto or any note purchase agreement and (ii) all other amounts owing to Holders of Outstanding Notes or to any person under the Indenture or any Supplement thereof. Ownership Interests: An ownership interest in a Global Note. Payment Date: The 20th day of each month (or, if such 20th day is not a Business Day, the next succeeding Business Day). Appendix – Page 19 737897515 20654080

Permanent Regulation S Global Notes: The permanent book-entry notes in fully registered form without coupons that are exchangeable for Temporary Regulation S Global Notes after the expiration of the 40-day distribution compliance period and which will be registered with the Depositary. Permitted Encumbrance: With respect to the Collateral, any of the following: (i) Liens for taxes, assessments or governmental charges or levies not yet delinquent or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate cash reserves have been established in accordance with GAAP; (ii) Liens in respect of property or assets of the Issuer or any of its Subsidiaries imposed by law which have not arisen to secure Indebtedness for borrowed money, such as carriers’, seamen’s, stevedores’, wharfinger’s, depot operators’, transporters’, warehousemens’, mechanics’, landlord’s, suppliers’, repairmen’s or other like Liens, and relating to amounts not yet due or which shall not have been overdue for a period of more than thirty (30) days or which are being contested in good faith by appropriate proceedings for which adequate cash reserves have been established in accordance with GAAP; (iii) Liens created pursuant to the terms of the Indenture and the other Transaction Documents; (iv) Liens arising from judgments, decrees or attachments in respect of which the Issuer shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings (including in connection with the deposit of cash or other property in connection with the issuance of stay and appeal bonds); (v) licenses, sublicenses, leases or subleases (including Leases) granted by, or on behalf of, the Issuer to third Persons in the ordinary course of business; (vi) Liens arising from or related to precautionary UCC or like personal property security financing statements regarding operating leases (if any) entered into by the Issuer as lessor in the ordinary course of business; (vii) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties not past due in connection with the importation of goods; (viii) Liens arising solely by virtue of any statutory or common law provision relating to bankers’ liens, rights of set off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; (ix) Liens of any lessee under any Finance Lease; and (x) Liens that would not result in a Material Adverse Change; Appendix – Page 20 737897515 20654080

provided, however, that any proceedings of the type described in clauses (i), (iv) or (vii) above would not reasonably be expected to subject the Indenture Trustee or the Noteholders to any civil or criminal penalty or liability or involve any loss, sale or forfeiture of any material portion of the Collateral that would result in an Asset Base Deficiency. Person: An individual, partnership, corporation, limited liability company, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof or other entity. Plan: An “employee pension benefit plan”, as such term is defined in Section 3(2) of ERISA which is subject to Title IV of ERISA. Pooled Lease Period: With respect to each Long Term Unit, the period commencing on the date of the initial lease-out of such Long Term Unit on a Short Term Lease and ending on the date such unit is no longer available for lease. A Long Term Unit shall be considered to be in a Pooled Lease Period notwithstanding that it may be off-lease at any time during such period. Predecessor Container: This term shall have the meaning set forth in Section 3.03 of the Contribution and Sale Agreement. Prepayment: Any mandatory or optional prepayment of principal of a Series of Notes prior to the Expected Final Maturity Date of such Series of Notes, or as otherwise specified in the related Supplement, made in accordance with the terms of the Indenture and such Supplement. Principal Terms: With respect to any Series, (i) the name or designation of such Series; (ii) the initial principal amount of the Notes to be issued for such Series (or method for calculating such amount); (iii) the interest rate to be paid with respect to each Class of Notes for such Series (or method for the determination thereof); (iv) the Payment Date and the date or dates from which interest shall accrue and on which principal is scheduled to be paid; (v) the designation of all Series Accounts and the terms governing the operation of all such Series Accounts; (vi) the Expected Final Maturity Date (if any) and the Legal Final Maturity Date for the Series; (vii) the number of Classes of Notes of the Series and, if the Series consists of more than one Class, the rights and priorities of each such Class; (viii) the priority of such Series with respect to any other Series; (ix) the designated Control Party with respect to such Series and the Rating Agencies, if any, for such Series; (x) those items constituting Priority Payments for such Series; (xi) the calculation of the related Asset Base, the related Asset Allocation Percentage (if any), the Advance Rate, the Required Overcollateralization Percentage (if any) and the Excess Concentration Percentage for such Series; and (xii) any other terms of such Series. Priority Payments: For each Series of Notes then Outstanding on any Payment Date, all amounts to be paid from the related Series Account on such Payment Date which represent payments of (i) interest (but not any interest or fees expressly excluded pursuant to the terms of the Supplement for such Series) on such Series of Notes and (ii) commitment fees payable to the Holders of such Series of Notes, shall be a Priority Payment for such Series. Proceeding: Any suit in equity, action at law, or other judicial or administrative proceeding. Appendix – Page 21 737897515 20654080

Proceeds: “Proceeds”, as such term is defined in the UCC. Prospective Owner: This term shall have the meaning set forth in Section 205(j) of the Indenture. Qualified Institutional Buyers: This term has the meaning provided in Rule 144A. Rating Agency or Rating Agencies: With respect to any outstanding Series or Class, each statistical rating agency (if any) selected by the Issuer for such Series to rate such Series or Class and that has an outstanding rating with respect to such Series or Class. Each such Rating Agency shall be identified in the related Supplement. Rating Agency Condition: With respect to each Rating Agency and any event, circumstance or matter (including without limitation any matter arising under the Transaction Documents), either (a) written confirmation (which may be in the form of a letter, a press release or other publication or a change in such Rating Agency’s published ratings criteria to this effect) by such Rating Agency that the occurrence of such event or circumstance will not cause such Rating Agency to downgrade, qualify or withdraw its rating assigned to any of the Notes of any Series then Outstanding or (b) that such Rating Agency shall have been given notice by the Issuer of such event or circumstance at least ten (10) days prior to the occurrence of such event or circumstance (or, if ten (10) days’ advance notice is impracticable, as much advance notice as is practicable) and such Rating Agency shall not have issued any written notice that the occurrence of such event or circumstance will cause it to downgrade, qualify or withdraw its rating assigned to the Notes of any Series then Outstanding. Record Date: With respect to any Payment Date, unless otherwise specified in a Supplement, the last Business Day of the calendar month immediately preceding such Payment Date. Regulation S: Regulation S under the Securities Act, as such regulation may be amended from time to time. Regulation S Global Notes: Collectively, the Permanent Regulation S Global Notes and the Temporary Regulation S Global Notes. Related Assets: with respect to any Transferred Container, all of the following: (i) all Casualty Proceeds, Sales Proceeds and Container Revenues accrued after (and, if specified in the transfer documentation, on or before) the related Transfer Date, or such other date specified in the Contribution and Sale Agreement or Container Transfer Certificate, as the case may be, (ii) all right, title and interest in and to, but none of the obligations under, any agreement with the manufacturer of such Transferred Container or any third party with respect to such Container, and all amendments, additions and supplements made with respect to such Container, (iii) all right, title and interest in and to any Lease Agreement to which such Transferred Container is subject (to the extent, but only to the extent that such Lease Agreement relates to such container), including, without limitation, TCIL’s interest under all amendments, additions and supplements thereto, (iv) all other security interests or Liens and property subject thereto from time to time purporting to secure payment of the Lease Agreements to the extent but only to the extent attributable to such Transferred Container, (v) all letters of credit, guarantees, Supporting Obligations (within the Appendix – Page 22 737897515 20654080 meaning of the UCC) and other agreements or arrangements of whatever character from time to time supporting or securing payment of any Lease Agreement, to the extent but only to the extent attributable to such Container, (vi) any insurance proceeds received with respect to such Container, (vii) all books and records relating to such Container, (viii) all payments, proceeds and income of the foregoing or related thereto, (ix) any agreement with the manufacturer of such Container, and all amendments, additions and supplements made with respect to such Container (to the extent, but only to the extent, relating to such Container), and (x) all rights under the UCC financing statements or documents of similar import evidencing a security interest in favor of TCIL with respect to such Container (including any such financing statement filed pursuant to the terms of the Contribution and Sale Agreement). Remaining Containers: Existing Containers that continue to be leased to the same lessees pursuant to the same leases as on the date the Manager is terminated pursuant to the Management Agreement. Required Deposit Rating: With regard to an institution, such institution has a short-term unsecured senior debt rating from each Rating Agency in its highest short-term category. Required Overcollateralization Percentage: For any Series of Notes, as of any date of determination, an amount equal to (a) one hundred percent (100%), minus (b) an amount equal to the sum of (x) the Advance Rate of such Series, plus (y) the Excess Concentration Percentage of such Series. Required Payment Deficiency: For each Series of Notes then Outstanding, the condition that will exist if funds on deposit on the Series Account for such Series (determined after giving effect to all draws on the Restricted Cash Account for such Series, but without giving effect to any allocation of Shared Available Funds to such Series) is not sufficient to pay all Required Payments for such Series of Notes. Requisite Global Majority: As of any date of determination, the determination of whether a Requisite Global Majority exists with respect to a particular course of action shall be determined in accordance with Section 502 of the Indenture. Responsible Officer: When used with respect to the Indenture Trustee and the Transition Agent, any officer assigned to the Corporate Trust Office (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of the Indenture. Restricted Cash Account: For any Series of Notes then Outstanding, this term shall have the meaning identified as such in the related Supplement. Restricted Cash Amount: For any Series of Notes then Outstanding, this term shall have the meaning set forth in the related Supplement. Revenue Generating Equipment: Intermodal dry van and special purpose cargo containers, including any generator sets or cooling units used with refrigerated containers, and any Appendix – Page 23 737897515 20654080 related spare parts, and all accessories, parts and other property at any time affixed thereto or used in connection therewith, and any substitutions, additions or replacements for, to or of any such items. Revenue Reserve Account: For any Series of Notes then Outstanding, this term shall have the meaning identified as such in the related Supplement. Rule 144A: Rule 144A under the Securities Act, as such rule may be amended from time to time. Rule 144A Global Notes: The permanent book-entry notes in fully registered form without coupons that represent the Notes sold in reliance on Rule 144A and which will be registered with the Depositary. S&P: S&P Global Ratings, and any successor thereto. Sale: This term shall have the meaning set forth in Section 816 of the Indenture. Sales Proceeds: With respect to any Managed Container that (i) has been sold to a third party, or (ii) is the subject of a Casualty Loss, an amount equal to the excess of (a) the gross proceeds of the sale or other disposition (including any Last Lessee Damage Payment) of a Managed Container or Casualty Proceeds, if any, received by the Manager in respect of a Managed Container, over (b) commissions, administrative fees, handling charges, taxes, reserves or other similar amounts paid, or to be paid, to Persons other than the Manager in connection with the sale or other disposition as determined in the sole discretion of the Manager; provided, however, that to the extent that any such commission, administrative fees, handling charges or other similar amount is to be paid to an Affiliate of the Manager, the amount of such fee or other charge shall not exceed the amount that would have otherwise been payable to an independent third party in an arms-length transaction. Sanction: Any trade, economic or financial sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by a Sanctions Authority. Sanctioned Country: Any country or territory to the extent that the government of such country or territory is the subject of Sanctions consisting of a general embargo imposed by any Sanctions Authority. Sanctioned Person: Any of the following: (a) any Person that is listed on, or owned or controlled by a Person listed on (or a Person acting on behalf of such a Person) (i) the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx or as otherwise published from time to time, the “Sectoral Sanctions Identifications” list maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/ssi_list.aspx or as otherwise published from time to time, or the “Foreign Sanctions Evaders” list maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/ fse_list.aspx or as otherwise published from time to time, (ii) the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by Her Majesty’s Treasury or (iii) any similar list maintained by, or public announcement of a Sanctions designation made by, a Appendix – Page 24 737897515 20654080

Sanctions Authority, each as amended, supplemented or substituted from time to time; or (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization directly or indirectly controlled by a Sanctioned Country or (iii) a Person resident in (or organized under the laws of) a Sanctioned Country (to the extent subject to a Sanctions program administered by OFAC, the European Union or the United Nations), or (iv) a Person who is owned or controlled by, or acting on behalf of such a Person. Sanctions Authority: Each of the following: (a) the United States Government, (b) the United Nations Security Council, (c) the European Union, (d) the United Kingdom, (e) the governments, official institutions or agencies and other relevant sanctions authorities of any of the foregoing in clauses (a) through (d), including OFAC, the US Department of State, and Her Majesty’s Treasury or (f) any other governmental authority with jurisdiction over the Issuer, any Affiliate of the Issuer or, to the knowledge of the Issuer or any Noteholder. Scheduled Principal Payment Amount: For any Series of Notes then Outstanding, this term shall have the meaning set forth in the related Supplement. SEC: The Securities and Exchange Commission. Securities Act: The Securities Act of 1933, as amended from time to time. Security Entitlements: This term shall have the meaning set forth in the UCC. Securities Intermediary: The Person then acting as “securities intermediary” (as defined in Section 8-102(a)(14) of the UCC) for any Restricted Cash Account and any other Series Accounts; initially, Wilmington Trust, National Association. Seller: TCIL and its successors and permitted assigns, and any Affiliate of TCIL (or its successors or permitted assigns), that becomes an additional “Seller” party to the Contribution and Sale Agreement in accordance with the terms thereof. Senior Notes: With respect to any Series of Notes issued with multiple Classes, each Class of such Series of Notes that is entitled to priority over another Class of Notes of such Series with respect to payments of principal and/or interest. With respect to any Series of Notes issued with only one Class, such Class shall be the Senior Notes of such Series. Series: Any series of Notes established pursuant to a Supplement. Series Account: Any deposit, trust, escrow or similar account maintained for the benefit of the Noteholders of any Series, if any, as specified in the related Supplement. Series Issuance Date: With respect to any Series, the date on which the Notes of such Series are to be originally issued in accordance with Section 1006 of the Indenture and the related Supplement. Series-Specific Collateral: With respect to each Series, the “Series-Specific Collateral” identified in the related Supplement. Appendix – Page 25 737897515 20654080

Series-Specific Container Pool: With respect to each Series, the Managed Containers identified in a Supplement pledged to secure the Notes of such Series. Series-Specific Event of Default: For any Series of Notes then Outstanding an event or condition specified in the related Supplement that would constitute an event of default solely with respect to such Series. Series-Specific Manager Default: For any Series of Notes then Outstanding, an event or condition specified in the related Supplement that would constitute a Manager Default solely with respect to such Series. Series Unpaid Note Principal Balance: As of any date of determination for each Series of Notes then Outstanding, an amount equal to the then unpaid principal balance of all Notes of such Series that are then Outstanding. Servicing Standard: This term shall have the meaning set forth in Section 3.1 of the Management Agreement. Shared Available Funds: For any Series, this term shall have the meaning set forth in the Supplement for such Series. Shared Collateral: This term shall have the meaning set forth in the Granting Clause of the Indenture. Short Term Fleet: This term shall mean all Revenue Generating Equipment, the initial lease of which is a Short Term Lease, and which is owned by TCIL, leased by TCIL from a Triton Lessor, or managed or operated by TCIL as agent or manager for or on behalf of others. With effect from the date of delivery to the lessee thereunder, Revenue Generating Equipment which becomes subject to a Finance Lease shall cease to be included in the Short Term Fleet. Short Term Fleet Interest: This term shall mean, with respect to the Issuer and each other Combined Fleet Participant, the interest in the gross Lease Proceeds and Disposition Proceeds of the Short Term Fleet allocable to such Combined Fleet Participant, with reference to its Short Term Units, as set forth in the Intercreditor Collateral Agreement. Short Term Lease: This term shall mean any lease or agreement to lease, use or hire, now, hereafter, or formerly in effect, the initial contractual lease term to an end user of which is or was for a period of less than five years, which relates or related in any way to any of the Revenue Generating Equipment, and which is not a Finance Lease. Short Term Unit: Generally, any item of Revenue Generating Equipment in the Short Term Fleet. Similar Law: A law that is similar to Title I of ERISA or Section 4975 of the Code, Specialized Containers: All refrigerated containers, tank containers, special purposes containers, open top containers, flat rack containers, bulk containers, high cube containers (other Appendix – Page 26 737897515 20654080 than 40’ high cube dry containers), cellular palletwide containers and all other types of containers other than standard dry cargo containers. State: Any state of the United States of America and, in addition, the District of Columbia. Subject Note: This term shall have the meaning set forth in Section 205(l) of the Indenture. Subordinated Notes: With respect to any Series of Notes issued with multiple Classes, the Class of Notes of such Series that is not a Senior Note. Subservicer: This term shall have the meaning set forth in Section 2.2 of the Management Agreement. Subservicer Lease: This term shall have the meaning set forth in Section 3.3.6 of the Management Agreement. Substitute Container: The Managed Containers and Related Assets transferred by a Seller to the Issuer in exchange for one or more Managed Containers and Related Assets, subject to the terms and conditions of the Contribution and Sale Agreement. Supplement: Any supplement to the Indenture executed in accordance with Article X of the Indenture. Supplemental Collateral Agreement: The Supplemental Agreement, dated as of August September 21, 2020, pursuant to which the Issuer and the Indenture Trustee are confirmed as a “Managed Equipment Owner” and a “Managed Equipment Lender”, respectively, under the Intercreditor Collateral Agreement, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms. Supporting Obligation: This term shall have the meaning set forth in the UCC. Systems/Organizational Establishment Expenses: The aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Issuer in establishing, implementing, integrating or replacing financial, information technology and other similar systems of the Issuer. Tax Opinion: shall mean, with respect to any action, an Opinion of Counsel to the effect that, for U.S. federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of any Outstanding Note with respect to which an Opinion of Counsel was delivered at the time of its original issuance as to the characterization of such Note as debt for U.S. federal income tax purposes, (b) such action will not cause or constitute an event in which gain or loss would be recognized by any Noteholder other than the Issuer or any Affiliate thereof, and (c) such action will not cause the Issuer to be classified as an association (or publicly traded partnership) taxable as a corporation. TCIL: Triton Container International Limited, a company limited by shares, incorporated, organized and existing under the laws of Bermuda. Appendix – Page 27 737897515 20654080

TCNA: Triton Container International, Incorporated of North America, a corporation organized and existing under the laws of the State of California. Temporary Regulation S Global Notes: The temporary book-entry notes in fully registered form without coupons that represent the Notes sold in offshore transactions within the meaning of and in compliance with Regulation S under the Securities Act and which will be registered with the Depositary. Term: This timeframe set forth in Section 6 of the Management Agreement. Termination Date: The date on which the Manager was terminated pursuant to the Management Agreement. Transaction Documents: Any and all of the Indenture, each Supplement, the Notes, the Management Agreement, any Back-up Management Agreement, the Contribution and Sale Agreement, the Director Services Agreement, the Transition Agent Agreement, the Supplemental Collateral Agreement, all other transaction documents and any and all other agreements, documents and instruments executed and delivered by or on behalf of support of Issuer with respect to the issuance and sale of the Notes, as any of the foregoing may from time to time be amended or modified. Transfer Date: The date on which a Container is contributed or sold by the Seller to the Issuer pursuant to the terms of the Contribution and Sale Agreement. Transferee: This term shall have the meaning set forth in Section 205 of the Indenture. Transferred Assets: Transferred Containers and Related Assets collectively. Transferred Container: A Container transferred by the Seller to the Issuer. Transferred Note: This term shall have the meaning set forth in Section 205 of the Indenture. Transition Agent: Wilmington Trust, National Association a national banking association, and its permitted successors and assigns. Transition Agent Agreement: The Transition Agent Agreement, dated as of September 21, 2020, as amended or modified from time to time in accordance with its terms, entered into by and among the Issuer, the Manager and the Transition Agent. Transition Agent Fee: This term shall have the meaning given thereto in the Transition Agent Agreement. Triton or Triton Holdco: Triton International Limited, an exempted company limited by shares incorporated under the laws of Bermuda. Triton Lessor: This term is defined in the Intercreditor Collateral Agreement. Appendix – Page 28 737897515 20654080

UCC: The Uniform Commercial Code as in effect in the State of New York. In the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Indenture Trustee’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term UCC shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions relating to such attachment, perfection of priority and for purposes of definitions related to such provisions. UNIDROIT Convention: Any convention promulgated by the International Institute for the Unification of Private Law specifically dealing with interests in shipping containers. United States Person: This term shall have the meaning given to it in Regulation S under the Securities Act. Warranty Purchase Amount: With respect to any Managed Container, an amount equal to the Net Book Value of such Managed Container on the date which the Seller repurchases such Container from the Issuer pursuant to Section 3.02 of the Contribution and Sale Agreement. Appendix – Page 29 737897515 20654080